UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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KINETIC CONCEPTS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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KINETIC CONCEPTS, INC.

8023 Vantage Drive

San Antonio, Texas 78230

www.kci1.com

To our Shareholders:

I am pleased to invite you to attend the 2008 annual meeting of shareholders of Kinetic Concepts, Inc., to be held on May 20, 2008 at 8:30 a.m. CDT at the Westin Riverwalk Hotel – Hidalgo Room, 420 W. Market Street, San Antonio, Texas 78205.

Details regarding admission to the meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement.

Your vote is important. Whether or not you plan to attend the annual meeting, I hope you will vote as soon as possible. You may vote by mailing a proxy card, or vote over the phone or internet, according to the instructions enclosed. Voting by written, telephonic or electronic proxy will ensure your representation at the annual meeting if you do not attend in person. Please review the instructions on the proxy card regarding each of the voting options.

Thank you for your ongoing support of and continued interest in KCI.

Sincerely,

Ronald W. Dollens

Chairman of the Board of Directors

April 23, 2008

KINETIC CONCEPTS, INC.

8023 Vantage Drive

San Antonio, Texas 78230

Notice of Annual Meeting of Shareholders

To be Held on May 20, 2008

TIME:	8:30 a.m. CDT

PLACE:	Westin Riverwalk Hotel – Hidalgo Room
420 W. Market Street
San Antonio, Texas 78205

ITEMS OF BUSINESS:

•	To elect three Class A directors for a three-year term.
•	To approve a new 2008 Omnibus Stock Incentive Plan.

•	To ratify the selection of Ernst & Young LLP as our independent auditors for our fiscal year ending December 31, 2008.

•	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

RECORD DATE:	Shareholders of record of Kinetic Concepts, Inc. at the close of business on April 9, 2008 are entitled to notice of and to vote at this annual meeting and at any adjournment or postponement thereof.

VOTING BY PROXY:

Please submit a proxy as soon as possible so that your shares can be voted at the meeting in accordance with your instructions. You may submit your proxy by mail according to the instructions enclosed. Or, you can vote over the telephone or the internet as described on the enclosed proxy card.

By Order of the Board of Directors

Stephen D. Seidel

Senior Vice President, General Counsel and Secretary

San Antonio, Texas

April 23, 2008

2008 ANNUAL MEETING OF SHAREHOLDERS

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

KINETIC CONCEPTS, INC.

8023 Vantage Drive

San Antonio, Texas 78230

Proxy Statement

This Proxy Statement is furnished in connection with the solicitation of proxies by Kinetic Concepts, Inc. (“KCI,” the “Company,” “we” or “us”) on behalf of the Board of Directors for the 2008 annual meeting of shareholders to be held on May 20, 2008, beginning at 8:30 a.m. CDT, at the Westin Riverwalk Hotel – Hidalgo Room, 420 W. Market Street, San Antonio, Texas 78205, and at any adjournment or postponement of the annual meeting. The Proxy Statement and accompanying proxy card are first being mailed to shareholders on or about April 23, 2008.

We are making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to shareholders.

Annual Meeting Business

At our annual meeting, shareholders will act upon the matters outlined in the accompanying Notice of Annual Meeting, including the following proposals:

•	the election of three Class A directors for a three-year term;

•	the approval of the 2008 Omnibus Stock Incentive Plan;

•	the ratification of the appointment of Ernst & Young LLP as our independent auditors for our fiscal year ending December 31, 2008; and

•	to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

In addition, our management will report on our performance during fiscal 2007 and respond to questions from shareholders.

Shares to be Voted

You may vote all shares of KCI common stock owned by you as of the close of business on the record date, April 9, 2008. These shares include (1) shares held directly in your name as the shareholder of record and (2) shares held for you as the beneficial owner through a stockbroker, bank or other nominee. Each share of common stock owned by you entitles you to cast one vote on each matter to be voted upon.

Most of our shareholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Shareholder of Record

If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered the shareholder of record with respect to those shares, and these proxy materials are being sent directly to you by KCI. As the shareholder of record, you have the right to grant your voting proxy directly to the proxies designated in the accompanying proxy card or to vote in person at the meeting. We have enclosed or sent a proxy card for you to use. Your proxy card also provides instructions on how to vote over the telephone or over the internet. If you choose to vote in person at the annual meeting, please bring the enclosed proxy card or other proof of identification.

Beneficial Owner

If you hold shares in a stock brokerage account or through a bank or other nominee, the shares are held in “street name” and you are considered the beneficial owner of the shares. These proxy materials are being forwarded to you by your broker, bank or nominee, which is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker on how to vote and you are also invited to attend the meeting. However, because you are not the shareholder of record, you may not vote these shares in person at the meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares. Your broker, bank or nominee has enclosed or provided a voting instruction card for you to use in directing the broker or nominee how to vote your shares.

EVEN IF YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING, WE RECOMMEND THAT YOU ALSO SUBMIT YOUR PROXY AS DESCRIBED BELOW SO THAT YOUR VOTE WILL BE COUNTED IF YOU LATER DECIDE NOT TO ATTEND THE MEETING. SHARES HELD BENEFICIALLY IN STREET NAME MAY BE VOTED IN PERSON BY YOU ONLY IF YOU OBTAIN A SIGNED PROXY FROM THE RECORD HOLDER GIVING YOU THE RIGHT TO VOTE THE SHARES.

Voting by Proxy

Whether you hold shares directly as the shareholder of record or beneficially in street name, you may direct your vote without attending the meeting. You may vote by signing your proxy card or, for shares held in street name, the voting instruction card included and mailing it in the accompanying enclosed, pre-addressed envelope. If you provide specific voting instructions, your shares will be voted as you instruct. You may also vote over the telephone or over the internet as described on the enclosed proxy card. If you vote by telephone or over the internet, do not return your proxy card.

If you receive more than one proxy card or voting instruction, it means your shares are registered multiple times or you hold shares in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Changing Your Vote or Revoking Your Proxy

If you voted by mail, you may revoke your proxy or change your vote at any time prior to the close of voting at the annual meeting by filing a notice of revocation or by submitting a duly executed proxy bearing a later date with our Corporate Secretary at 8023 Vantage Drive, San Antonio, Texas 78230. If you voted via the internet or by telephone, you may also change your vote with a timely and valid later internet or telephone vote, as the case may be. You may also revoke your proxy or change your vote by attending the meeting and voting in person. You may obtain a new proxy card by contacting David Holmes in KCI Investor Relations at david.holmes@kci1.com or (210) 255-6892 or by attending the meeting in person.

If your shares are held in a stock brokerage account or by a bank or other nominee, you may revoke your proxy or change your vote by following the instructions provided by your broker, bank or nominee.

Quorum Requirements

The presence at the annual meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding and entitled to vote on the record date will constitute a quorum, permitting the annual meeting to conduct its business. At the close of business on the record date, 72,319,584 shares of our common stock were issued and outstanding. Proxies received but marked as abstentions and broker non-votes, if any, will be included in the calculation of the number of shares considered to be present at the annual meeting for purposes of determining whether a quorum is present.

Board Recommendations

Unless you give other instructions over the phone, via the internet or via your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our Board of Directors. The Board of Directors’ recommendation is set forth together with the description of each item in this Proxy Statement. In summary, the Board of Directors recommends a vote:

•	“FOR” the election of each of our nominees to the Board of Directors;

•	“FOR” the approval of the 2008 Omnibus Stock Incentive Plan; and

•	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent auditors for our fiscal year ending December 31, 2008.

With respect to any other matter that properly comes before the annual meeting, the proxy holders will vote in accordance with their judgment on such matter.

Required Votes

Directors are elected by a plurality of the shares present in person or represented by proxy and entitled to vote, and the director nominees receiving a plurality of the votes cast at the annual meeting, up to the number of directors to be elected, will be elected. Although abstentions are counted as shares present and entitled to be voted, abstentions will have no effect on the election of directors. Broker non-votes, if any, will not have any effect on the result of the vote.

The proposal for the approval of the 2008 Omnibus Stock Incentive Plan will require the affirmative vote of a majority of the shares present or represented by proxy at the annual meeting and entitled to vote. In determining whether this proposal received the requisite number of affirmative votes, abstentions will have the same effect as votes against the proposal. Broker non-votes, if any, will not have any effect on the result of the vote.

The proposal for ratification of the appointment of auditors will require the affirmative vote of a majority of the shares present or represented by proxy at the annual meeting and entitled to vote. In determining whether this proposal received the requisite number of affirmative votes, abstentions will be counted and will have the same effect as a vote against the proposal. Broker non-votes, if any, will not have any effect on the result of the vote.

John T. Bibb, Senior Securities Counsel and Assistant Secretary, will tabulate the votes and act as the inspector of election. We will announce preliminary voting results at the meeting and publish final results in our quarterly report on Form 10-Q for the second quarter of fiscal year 2008.

Admission to the Meeting

You will be admitted to the meeting only if you are listed as a shareholder of record or a beneficial owner as of the close of business on April 9, 2008 and bring proof of identification. If you hold your shares through a broker, bank or other nominee, you will need to provide proof of ownership by bringing either a copy of the voting instruction card provided by your broker, bank or nominee or a copy of a brokerage statement showing your share ownership as of April 9, 2008.

Shareholder Proposals

For a shareholder’s proposal to be included in our Proxy Statement for the 2009 annual meeting of shareholders, the shareholder must follow the procedures of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the proposal must be received by our Corporate Secretary at 8023 Vantage Drive, San Antonio, Texas 78230 not later than December 24, 2008. In order for proposals of shareholders made outside of Rule 14a-8 under the Exchange Act to be considered timely, our By-laws require that such proposals must be submitted to our Corporate Secretary, not later than January 20, 2009 and not earlier than December 21, 2008, unless the annual meeting is called for a date earlier than April 20, 2009 or later than July 29, 2009, in which case such proposal must be received not earlier than 150 days prior to such annual meeting and may not be received later than 120 days prior to such annual meeting or 10 days following the day on which public announcement of the date of such meeting is such made, whichever occurs last.

Corporate Governance and Board of Directors Matters

Board of Directors

The members of the Board of Directors on the date of this Proxy Statement, and the committees of the Board on which they serve, are identified below:

Director	Audit and Compliance Committee	Compensation Committee	Nominating and Governance Committee	Technology Committee
Ronald W. Dollens, Chairman of the Board		X
James R. Leininger, M.D., Chairman Emeritus				X
Catherine M. Burzik				X*
John P. Byrnes	X		X
Woodrin Grossman	X*
Harry R. Jacobson, M.D.	X			X
N. Colin Lind		X
David J. Simpson				X
C. Thomas Smith		X*	X
Donald E. Steen			X*

X	Committee member

*	Committee Chairperson

Director Independence

The Board of Directors has adopted Director Independence Criteria applicable to all directors, which include all elements of independence set forth in the New York Stock Exchange (the “NYSE”) standards. Unless a director has some other material relationship with KCI, a director will be deemed independent if during the past year, and during the three years preceding the date on which such determination is made:

•	KCI has not employed and is not currently employing the director or any of his or her immediate family members;

•

the director has not been employed and is not currently employed in a professional capacity by, or affiliated with, KCI’s internal or external auditors, nor has any of the director’s immediate family members been so employed or affiliated;

•	neither the director, nor any of his or her immediate family members, has received more than $100,000 in any twelve-month period in direct compensation from KCI (other than director and committee fees and pension or other forms of deferred compensation for prior service that are not contingent in any way on continued services);

•

neither the director, nor any of his or her immediate family members, has been employed or is currently employed as an executive officer of another company where any of KCI’s present executive officers served or serves at the same time on such other company’s compensation committee or an equivalent committee;

•

the director has not (directly or indirectly as a partner, shareholder or officer of another corporation or other entity) provided, nor is the director currently providing, paid consulting, legal or financial advisory services to KCI or KCI’s present or former internal or external auditors;

•

the director has not been and is not currently an executive officer or an employee, and no immediate family member of the director has been an executive officer, of a company that makes payments to, or receives payments from, KCI for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues; or

•

the director has not served and is not serving as an executive officer of a charitable organization to which contributions by KCI in any single fiscal year exceeded the greater of $1 million or 2% of such charitable organization’s consolidated gross revenues.

The Director Independence Criteria is available in the Investor Relations section of our website at www.kci1.com. A copy may also be obtained upon request from our Corporate Secretary.

In accordance with New York Stock Exchange rules, the Board affirmatively determines the independence of each director and nominee for election as a director pursuant to our Director Independence Criteria. Based on these standards, our Board of Directors has reviewed the independence of each director, and the Board affirmatively determined that all of the directors are independent with the exception of Ms. Burzik, Dr. Leininger and Mr. Simpson. The Board determined that: (1) Ms. Burzik is not independent because of her employment with KCI as Chief Executive Officer; (2) Dr. Leininger may not be independent because of his prior service to KCI, his direct and ongoing working relationship with management onsite at the corporate headquarters; and (3) Mr. Simpson may not be independent because an immediate family member is employed by KCI’s external auditors.

2007 Board Meetings

During the fiscal year ended December 31, 2007, the Board of Directors held 12 meetings. Each Board member attended 75% or more of the aggregate meetings of the Board of Directors and of the committees on which he or she served that were held during the period for which he or she was a director or committee member, respectively. KCI does not have a policy on director attendance at the annual meeting of shareholders, and all of our directors attended the 2007 annual meeting of shareholders of KCI.

Executive Sessions of Independent Directors

At each regularly scheduled board meeting, the non-management directors meet in an executive session without management to discuss the affairs of KCI. Ronald W. Dollens, Chairman of the Board, presides over the executive sessions of our Board’s non-management directors.

Communicating with the Board of Directors

The Board of Directors has established a process to receive communications from shareholders and other interested parties. Shareholders and other interested parties may contact any member (or all members) of the Board, any Board committee or any chair of any such committee by mail. All correspondence should be addressed to the Board of Directors or any individual director, group of directors or committee of directors by either name or title. All such correspondence should be sent “c/o Corporate Secretary” at 8023 Vantage Dr., San Antonio, Texas 78230. Those wishing to communicate with the director presiding over non-management executive sessions or non-management directors as a group may do so by sending correspondence to the same address.

All communications received as set forth in the preceding paragraph will be opened by the office of the Corporate Secretary for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the Board or any group or committee of directors, the Corporate Secretary’s office will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the envelope or e-mail is addressed.

Corporate Governance Guidelines and Codes of Business Conduct and Ethics

The Board of Directors has adopted Corporate Governance Guidelines, which set forth the principles by which the Board manages the affairs of KCI. The Board of Directors has also adopted the following three codes of ethics:

•	Directors’ Code of Business Conduct and Ethics;

•	Code of Ethics for Chief Executive and Senior Financial Officers; and

•	KCI Code of Conduct for Ethical Business Practices.

Copies of each of these policies are available on our web site at www.kci1.com, and may be obtained free of charge by request in writing to the Corporate Secretary at 8023 Vantage Drive, San Antonio, Texas 78230. We intend to post on our website any material changes to, or waiver from our code of business conduct and ethics, if any, within four business days of such event.

Board Committees

The Board of Directors has an Audit and Compliance Committee, a Compensation Committee and a Nominating and Governance Committee. Each of these committees is governed by a charter, a current copy of which is available on our corporate website at www.kci1.com. Copies of the charters are also available in print to shareholders upon request, addressed to the Corporate Secretary at 8023 Vantage Drive, San Antonio, Texas 78230. In addition, the Board of Directors has a standing Technology Committee, and may form other ad hoc or special committees from time to time.

Audit and Compliance Committee

The Audit and Compliance Committee reviews our internal accounting procedures and considers and reports to the Board of Directors with respect to other auditing and accounting matters, including the selection of our independent auditors, the scope of annual audits, fees to be paid to our independent auditors and the performance of our independent auditors. The Audit and Compliance Committee also assists the Board of Directors with respect to oversight of the Company’s compliance with legal and regulatory requirements.

The functions of the Audit and Compliance Committee include the following: serving as an independent and objective party to monitor the Company’s financial reporting process and internal control system; reviewing the audit activities and performance of the Company’s independent accountants and internal auditors; assisting the Board of Directors’ oversight of the Company’s compliance with legal and regulatory requirements and the integrity of the Company’s financial statements; and preparing the audit committee report required to be prepared by the Committee pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”) for inclusion in the Company’s annual proxy statement.

During 2007, the members of the Audit and Compliance Committee were Woodrin Grossman (Chairman), John P. Byrnes and Harry R. Jacobson. Each of the members of the Committee is an independent director in accordance with SEC rules, NYSE listing standards and KCI’s Director Independence Criteria. Our Board of Directors has determined that Mr. Grossman, the current Chairman of our Audit and Compliance Committee, is qualified as an audit committee financial expert within the meaning of SEC regulations. The Audit and Compliance Committee held 13 meetings during the fiscal year ended December 31, 2007.

Compensation Committee

The Compensation Committee reviews and recommends to the Board of Directors certain salaries, benefits and equity grants to employees, consultants, directors and other individuals compensated by KCI. The Compensation Committee also oversees our equity plans and other employee benefit plans.

The functions of the Compensation Committee include the following: annually reviewing the Company’s goals, objectives and policies regarding executive compensation and amending these goals when appropriate; annually reviewing and approving corporate goals and objectives relevant to the compensation of the Company’s Chief Executive Officer and determining the Chief Executive Officer’s compensation level based on this evaluation; adopting or making recommendations to the Board for, the grant of stock options, restricted stock and other awards under the Company’s equity and other compensation plans; reviewing perquisites or other personal benefits to the Company’s executive officers and recommending any changes to the Board; and producing a Committee report on executive compensation as required by the SEC to be included in the Company’s annual proxy statement or annual report on Form 10-K filed with the SEC.

During 2007, the members of the Compensation Committee were C. Thomas Smith (Chairman), Ronald W. Dollens and N. Colin Lind, each of whom is an independent director under the NYSE listing standards and KCI’s Director Independence Criteria. The Compensation Committee held 12 meetings during the fiscal year ended December 31, 2007.

Nominating and Governance Committee

The functions of the Nominating and Governance Committee include the following: identifying and recommending to the Board individuals qualified to serve as directors of KCI; recommending to the Board directors to serve on committees of the Board; advising the Board with respect to matters of Board composition, procedures and compensation; developing and recommending to the Board a set of corporate governance principles applicable to KCI and overseeing corporate governance matters generally; and overseeing the annual evaluation of the Board and KCI’s management.

During 2007, the members of the Nominating and Governance Committee were Donald E. Steen (Chairman), C. Thomas Smith and John P. Byrnes. Each of the current members of the Committee is an independent director under the NYSE listing standards and KCI’s Director Independence Criteria. The Nominating and Governance Committee met 5 times during the fiscal year ended December 31, 2007.

The Nominating and Governance Committee will consider director candidates recommended by shareholders. In considering candidates submitted by shareholders, the Committee will take into consideration the needs of the Board and the qualifications of the candidate. The Committee may also take into consideration the number of shares held by the recommending shareholder and the length of time that such shares have been held. To have a candidate considered by the Committee, a shareholder must submit the recommendation in writing and must include the following information: the name of the shareholder and evidence of the person’s ownership of our stock, including the number of shares owned and the length of time of ownership and the name of the candidate, the candidate’s resume or a listing of his or her qualifications to be a director of KCI and the person’s written consent to be named as a director if selected by the Committee and nominated by the Board.

The shareholder recommendation and information described above must be sent to the Corporate Secretary at 8023 Vantage Drive, San Antonio, Texas 78230, and must be received by the Corporate Secretary within the time periods described under the heading “Shareholder Proposals,” above.

The Nominating and Governance Committee believes that the minimum qualifications for serving as a director of KCI are that a nominee for director must demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board’s oversight of the business and affairs of KCI and have a reputation for honest and ethical conduct in both his or her professional and personal activities. Nominees for director are selected on the basis of, among other things, experience, knowledge, skills, expertise, integrity, ability to make independent analytical inquiries, understanding of KCI’s business environment, and willingness to devote adequate time and effort to Board responsibilities. In addition, the Nominating and Governance Committee examines a candidate’s specific experiences and skills, time availability in light of other commitments, potential conflicts of interest and independence from management and KCI.

The Nominating and Governance Committee identifies potential nominees by asking current directors and executive officers to notify the Committee if they become aware of persons, meeting the criteria described above, who have had a change in circumstances that might make them available to serve on the Board—for example, retirement as a Chief Executive Officer or Chief Financial Officer of a public company or exiting government or military service. The Nominating and Governance Committee also, from time to time, may engage firms that specialize in identifying director candidates.

Once a person has been identified by the Nominating and Governance Committee as a potential candidate, the Committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Committee determines that the candidate warrants further consideration, the Chairman or another member of the Committee contacts the person. Generally, if the person expresses a willingness to be considered and to serve on the Board, the Committee requests information from the candidate, reviews the person’s accomplishments and qualifications, including in light of any other candidates that the Committee might be considering, and conducts one or more interviews with the candidate. In certain instances, Committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s accomplishments. The Committee’s evaluation process does not vary based on whether or not a candidate is recommended by a shareholder, although, as stated above, the Board may take into consideration the number of shares held by the recommending shareholder and the length of time that such shares have been held.

Technology Committee

The Technology Committee is comprised of four directors, Ms. Burzik, who serves as Chairperson, Dr. Leininger, Dr. Jacobson and Mr. Simpson. The Technology Committee advises the Board on research and development plans, technology licensing and acquisition opportunities, and other scientific matters.

Certifications

On June 21, 2007, KCI filed with the New York Stock Exchange the Annual Written Affirmation and the Chief Executive Officer Certification required under NYSE rules. On February 26, 2008, KCI filed with the SEC the Sarbanes-Oxley Act Section 302 Certifications as exhibits to the Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

Proposal 1

Election of Directors

Our By-laws authorize the Board of Directors to establish the number of directors serving on the Board. Our Board of Directors is currently comprised of ten directors. Our By-laws divide the Board of Directors into three classes—Class A, Class B and Class C—with members of each class serving staggered three-year terms. One class of directors is elected by the shareholders at each annual meeting to serve a three-year term and until their successors are duly elected and qualified. The Class A nominees will stand for reelection or election at this year’s annual meeting. The Class B directors will stand for reelection or election at the 2009 annual meeting and the Class C directors will stand for reelection or election at the 2010 annual meeting. If any nominee for any reason is unable to serve, or for good cause will not serve, as a director, the proxies may be voted for such substitute nominee as the proxy holders may determine. We are not aware of any nominee who will be unable to serve, or for good cause, will not serve, as a director.

The names of the nominees for election at the annual meeting and of the incumbent Class B and Class C directors and our executive officers, and certain information about them as of April 23, 2008, are set forth below:

Directors and Executive Officers

Name	Age	Occupation/Position Held With Us
Nominees for Class A directors:
James R. Leininger, M.D.	63	Director, Chairman Emeritus
Woodrin Grossman	63	Director
David J. Simpson	61	Director
Incumbent Class B directors:
N. Colin Lind	52	Director
C. Thomas Smith	70	Director
Donald E. Steen	61	Director
Incumbent Class C directors:
Catherine M. Burzik	57	Director, President and Chief Executive Officer
Ronald W. Dollens	61	Director, Chairman of the Board
John P. Byrnes	49	Director
Harry R. Jacobson, M.D.	60	Director
Executive Officers:
Martin J. Landon	48	Sr. Vice President, Chief Financial Officer
Stephen D. Seidel	51	Sr. Vice President, General Counsel and Secretary
Lynne D. Sly	47	President, Global Therapeutic Support Systems
Todd M. Fruchterman, M.D., Ph.D.	38	Sr. Vice President, Research & Development and Chief Technology Officer
Daniel G. Ciaburri, M.D.	50	Sr. Vice President, Chief Medical Officer
R. James Cravens	44	Sr. Vice President, Human Resources
Rohit Kashyap, Ph.D.	37	Sr. Vice President, Corporate Development
TLV Kumar	53	President, Europe, Middle East & Africa (EMEA)
Patrick Loh	40	President, Asia Pacific
David H. Ramsey	38	Sr. Vice President, Chief Information Officer
Michael Schneider	58	Sr. Vice President, Global Operations
Linwood A. Staub	46	President, Global V.A.C. Therapy

Catherine M. Burzik joined KCI as Director, President and Chief Executive Officer in November of 2006. Ms. Burzik previously served as the President of Applied Biosystems Group, a unit of Applera Corporation and a provider of tools for the life sciences, from August 2004, and Executive Vice President of Applied Biosystems

Group from September 2003 to August 2004. Ms. Burzik also served as Senior Vice President of Applera Corporation from August 2004 to October 2006. Prior to Applied Biosystems, Ms. Burzik was President of Ortho-Clinical Diagnostics, Inc., a subsidiary of Johnson & Johnson that provides instruments, assays and consumables to the clinical laboratory and transfusion medicine markets, from 1998 to 2003, and General Manager of Johnson & Johnson’s Critikon business, a provider of medical equipment, from 1997 to 1998. Prior to that, Ms. Burzik was employed by Eastman Kodak Company, a leading international provider of imaging products and services, where she held various operations and marketing positions over 20 years. Ms. Burzik currently serves on the boards of trustees of Canisius College and Keck Graduate Institute of Applied Life Sciences.

John P. Byrnes became a director in 2003. He has served as Chief Executive Officer of Lincare Holdings Inc., a home health care company, since January 1997 and as a director of Lincare since May 1997. Mr. Byrnes was appointed Chairman of the Board of Lincare Holdings Inc. in March 2000. Mr. Byrnes has been President of Lincare since June 1996. Prior to becoming President, Mr. Byrnes served Lincare in a number of capacities over a ten-year period. Mr. Byrnes currently serves on the board of U.S. Renal Care.

Ronald W. Dollens became a director in 2000 and currently serves as Chairman of the Board. Mr. Dollens is retired as President and Chief Executive Officer of Guidant Corporation, a corporation that pioneers lifesaving technology for millions of cardiac and vascular patients worldwide. He served in that capacity from 1994 to 2005. Previously, he served as President of Eli Lilly and Company’s Medical Devices and Diagnostics Division from 1991 until 1994. Mr. Dollens currently serves on the boards of ABIOMED, Inc., Eiteljorg Museum, Regenstrief Foundation, Alliance for Aging Research and Butler University.

Woodrin Grossman became a director in November of 2005. In June 2005, Mr. Grossman retired as partner and health care practice leader of PricewaterhouseCoopers after 37 years of service with the firm. With PricewaterhouseCoopers, Mr. Grossman served as the audit partner of audits of Fortune 500 and other companies. Mr. Grossman currently serves on the board of IPC The Hospitalist Company, Inc. Mr. Grossman served as Senior Vice President—Strategy and Development of Odyssey HealthCare Inc. from January 2006 to December 2007.

Harry R. Jacobson, M.D. became a director in June 2003. Dr. Jacobson is Vice Chancellor for Health Affairs of Vanderbilt University, Nashville, Tennessee, a position he has held since 1997. He served as a director of Renal Care Group from 1995 to March 2006 and was Chairman of the Board of Renal Care from 1995 to 1997. Dr. Jacobson currently serves as a director of Health Gate Data Corp. and Merck & Co., Inc. He also currently serves as Professor of Medicine at Vanderbilt University Medical Center, a position he has held since 1985.

James R. Leininger, M.D. is the founder of KCI and served as Chairman of the Board of Directors from 1976 until 1997. From January 1990 to November 1994, Dr. Leininger served as President and Chief Executive Officer of KCI. From 1975 until October 1986, Dr. Leininger was also a director of the Emergency Department of the Baptist Hospital System in San Antonio, Texas. Dr. Leininger serves on a number of boards of private companies and charitable foundations.

N. Colin Lind became a director in November 1997 pursuant to a voting agreement between KCI and various stockholders, including Blum Capital Partners, L.P., as a representative of Blum Capital Partners. Mr. Lind is the Managing Partner of Blum Capital Partners, L.P., a public strategic block and private equity investment firm he joined in 1986. Mr. Lind is currently a director of PRG-Schultz International and has previously been a director of three other public and seven venture capital-backed companies.

David J. Simpson became a director in June 2003. Mr. Simpson served as Vice President, Chief Financial Officer and Secretary of Stryker Corporation, a worldwide medical products and services company from 1987 to

2002, and as Executive Vice President until his retirement in 2007. He had previously been Vice President and Treasurer of Rexnord Inc., a manufacturer of industrial and aerospace products and is currently a director of RTI Biologics, Inc.

C. Thomas Smith became a director in May 2003. Prior to his retirement in April 2003, Mr. Smith served as Chief Executive Officer and President of VHA Inc. since 1991. From 1977 to 1991, Mr. Smith was President of Yale-New Haven Hospital and President of Yale-New Haven Health Services Corp. From 1971 to 1976, he was Vice President and Executive Director of Hospitals and Clinics and a member of the board of trustees for Henry Ford Hospital in Detroit. From January 1987 until April 2003, Mr. Smith was a member of the VHA board. He also served on the boards of Novation, LLC and the Healthcare Leadership Council. Mr. Smith is a past Chairman of the American Hospital Association and the Council of Teaching Hospitals and a former member of the boards of the Association of American Medical Colleges, the International Hospital Federation, the Hospital Research and Educational Trust, the National Committee on Quality Healthcare, the Jackson Hole Group, Genentech, Inc., Neoforma, Inc., Horizon Health Corporation, CHG Healthcare Services, Inc. and Renal Care Group. He also currently serves on the boards of InPatient Consultants Management, Informatics Corporation of America and Advanced ICU Care.

Donald E. Steen became a director in 1998. Mr. Steen founded United Surgical Partners International, Inc. in February 1998 and served as its Chief Executive Officer until April 2004 and currently serves as Chairman of the board of United Surgical Partners. Mr. Steen served as Chairman of the board of AmeriPath, Inc. from April 2004 and as its Chief Executive Officer from July 2004 until June 2007. Mr. Steen served as President of the International Group of HCA from 1995 until 1997 and as President of the Western Group of HCA from 1994 until 1995. Mr. Steen founded Medical Care International, Inc., a pioneer in the surgery center business, in 1982.

Martin J. Landon has served as Senior Vice President, Chief Financial Officer since December 2002. Mr. Landon joined KCI in May 1994 as Senior Director of Corporate Development and was promoted to Vice President, Accounting and Corporate Controller in October 1994. From 1987 to May 1994, Mr. Landon worked for Intelogic Trace, Inc., an independent computer maintenance company, where his last position was Vice President and Chief Financial Officer.

Stephen D. Seidel joined KCI in April 2005 as Senior Vice President, General Counsel and Secretary. Prior to joining KCI, Mr. Seidel served for eight years as Managing Director of Cox Smith Matthews Incorporated, a business and litigation law firm based in San Antonio, Texas. Mr. Seidel is a former chair and a member of the board of directors of the Greater San Antonio Chamber of Commerce. Mr. Seidel currently serves on the board of governors of the Cancer Therapy and Research Center and on the board of directors of the San Antonio March of Dimes.

Lynne D. Sly joined KCI in July 2001 as Vice President, KCI USA Marketing and was promoted to President, Therapeutic Surfaces in December 2005. Effective May 1, 2007, Ms. Sly began to serve as interim President, KCI International. Effective December 2007, Ms. Sly oversees the Global Therapeutic Support Systems business. Prior to KCI, Ms. Sly was employed with Roche Diagnostics for 19 years in various sales and marketing roles. She serves on the board of directors for Girls Inc., a nonprofit corporation and sits on the Advisory Board of the San Antonio chapter of the Healthcare Business Women’s Association.

Todd M. Fruchterman, M.D., Ph.D. joined KCI in July 2006 as Senior Vice President, Research & Development. In March 2007, Dr. Fruchterman was appointed Chief Technology Officer in addition to his role as Senior Vice President, Research and Development. Prior to joining KCI, Dr. Fruchterman served in a number of roles for Johnson & Johnson, where he most recently was responsible for the worldwide biosurgical development portfolio and directed worldwide biosurgical research and development for Johnson & Johnson’s Ethicon division. Prior to Johnson & Johnson, from June 2003 to July 2004, Dr. Fruchterman directed medical and strategic marketing at Schering-Plough Corporation for the worldwide hepatitis business. From May 2000 to March 2003, Dr. Fruchterman worked for Response Genetics, Inc., where, during his tenure, he held positions of President, Chief Executive Officer, and Chief Operating Officer.

Daniel G. Ciaburri joined KCI in May 2007 as Senior Vice President and Chief Medical Officer. Dr. Ciaburri was Attending Cardiothoracic Surgeon at New York Presbyterian Hospital from December 2005 through May 2007. Prior to that, he was Director of Cardiothoracic Surgery at Vassar Brothers Medical Center in Poughkeepsie, New York.

R. James Cravens joined KCI in July 2004 as Vice President, Human Resources. Prior to joining KCI, Mr. Cravens was Senior Vice President, Human Resources for VNU, Inc., a global media and information company. From 1995 to 2002, he held a number of roles with ACNielsen, where he most recently served as Senior Vice President and Chief Human Resources Officer. Mr. Cravens serves on the board of directors of the YMCA of Greater San Antonio.

Rohit Kashyap, Ph.D. joined KCI in 1998 and was promoted to Senior Vice President, Corporate Development in October 2007. Before that he has served in different roles within the R&D, Licensing and Acquisition and Corporate Development groups within KCI, most recently as Vice President of Corporate Development responsible for developing the global strategic plans and execution of all licensing and acquisition activities.

TLV Kumar joined KCI in November 2007 as President, Europe, Middle East and Africa. Mr. Kumar comes to KCI from Applied Biosytems, Inc., where he was President—Asia Pacific, a region made up of 17 countries. Mr. Kumar’s business career began at Blue Star Limited, a maker and distributor of electronics and industrial systems, where he spent nearly 20 years in positions of increasing responsibility that included Vice President with responsibility for India. From Blue Star Limited, Mr. Kumar went to Royal Philips Electronics, where held such positions as Chief Operations Officer—Asia Pacific for Philips Medical Systems, overseeing marketing, product management, customer service and supply chain. In other roles with Philips Medical Systems, he served as Vice President and Regional Director—Middle East and Africa, Managing Director—India, and Vice President—Sales and Marketing for India.

Patrick Loh joined KCI in January 2008 as President, Asia Pacific. Prior to joining KCI, Mr. Loh served as General Manager, Greater China for Fisher Scientific International before becoming Vice President, Asia Pacific at Thermo Fisher Scientific, a world leader in life sciences. Mr. Loh began his career at B. Braun Medical AG, a German healthcare company with projects in both the hospital and home patient care market, where he spent 11 years in positions of increasing responsibility, including Sales Executive for the Intravenous Therapy Division in Kuala Lumpur, Malaysia; Regional Group Product Manager for the Medical Division in the Asia Pacific Region; Head of the Outpatient Market Division for China and Hong Kong; and Head of the Medical Division for the China and Hong Kong regions.

David H. Ramsey joined KCI in July 2007 as Senior Vice President and Chief Information Officer. Prior to his appointment as KCI’s Chief Information Officer, Mr. Ramsey was the Chief Information Officer at PSS Medical from 1998 to 2007. Mr. Ramsey holds a Bachelor of Science from Montana State University.

Michael Schneider joined KCI in September 2007 as Senior Vice President, Global Operations. Prior to joining KCI, Mr. Schneider was President, Global Service & Operations for Applied Biosystems, Inc., a global life science equipment manufacturer from 2004 to 2007. From 1996 to 2003 he held a number of roles with ChromaVision Medical Systems, where he most recently served and Chief Operating Officer and Acting Chief Executive Officer.

Linwood A. Staub joined KCI in July 2007 as President, Global V.A.C. Therapy. Mr. Staub held a number of roles with the Ethicon Division of Johnson & Johnson since 1985. Prior to joining KCI, Mr. Staub was the Vice President of U.S. Sales and Marketing, where he led the sales and marketing operations for Johnson & Johnson’s global wound management business.

Information about KCI’s corporate governance, codes of conduct, board committees, including the audit and compliance committee and audit committee financial expert, and shareholder director nomination process is available under the heading “Corporate Governance and Board of Director Matters,” above.

Vote Required

Directors are elected by the holders of a plurality of the votes present in person or represented by proxy and entitled to vote, and the director nominees who receive the greatest number of votes at the annual meeting (up to the number of directors to be elected) will be elected. Abstentions will not affect the outcome of the vote on the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF EACH NAMED BOARD NOMINEE.

Proposal 2

Approval of the Kinetic Concepts, Inc. 2008 Omnibus Stock Incentive Plan

In February 2008, the Board adopted, subject to approval of the shareholders, the 2008 Omnibus Stock Incentive Plan (the “2008 Plan”), which provides for the reservation of 6,125,000 shares of common stock of the Company, plus any and all shares of common stock that would otherwise be returned to the 2004 Equity Plan (the “2004 Plan”) or the 2003 Non-Employee Directors’ Stock Plan (the “Director Plan”). The 2008 Plan is intended to be a successor to both the 2004 Plan and the Director Plan. If the shareholders approve the 2008 Plan, it will replace the 2004 Plan and the Director Plan, all in advance of their expiration, and the aggregate remaining of approximately 2,142,517 authorized shares under these plans as of the Record Date (after giving effect to estimated grants for the months of April and May (see section entitled “Equity Compensation Plan Information”)) (the “Currently Available Shares”), will be cancelled. The 2008 Plan provides for the granting of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, stock bonuses, cash awards and any combination (collectively referred to in this Proxy Statement as “incentive awards”). At the Annual Meeting the shareholders are being requested to approve the 2008 Plan.

Significant features of the 2008 Plan are:

•

A maximum of 6,125,000 shares will be available for grants of all incentive awards, which, after the cancellation of the Currently Available Shares, will result in a net increase of only 3,982,483 new shares (exclusive of awards that are forfeited, cancelled, exchanged, surrendered, or terminated or expire without a distribution of shares under any of the 2008 Plan, 2004 Plan or Director Plan).

•

A maximum of 35% of the shares reserved for issuance under the Plan may be granted pursuant to the awards of restricted stock, restricted stock units, performance shares and stock bonuses (exclusive of similar awards that are forfeited, cancelled, exchanged, surrendered, or terminated or expire without a distribution of shares under either the 2008 Plan, 2004 Plan or Director Plan).

•

Upon exercise of a stock appreciation right the number of shares of common stock reserved and available for issuance under the 2008 Plan will be reduced by the full number of shares of common stock with respect to which such stock appreciation right is being exercised.

•	Repricing and option exchange programs are prohibited without shareholder approval.

•	Discounted options and discounted stock appreciation rights are prohibited.

•	Shares of common stock that are tendered to the Company to pay the exercise price of any stock option or stock appreciation right or to satisfy any tax withholding cannot be restored to the 2008 Plan.

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), generally provides that publicly held companies may not deduct compensation paid to certain top executive officers to the extent such compensation exceeds $1 million per officer in any year. However, pursuant to regulations issued by the Treasury Department, certain limited exceptions to Section 162(m) apply with respect to “performance-based compensation.” Options, performance-based restricted stock, performance-based restricted units and performance-based cash awards granted under the 2008 Plan are intended to constitute qualified performance-based compensation eligible for such exceptions, and we will continue to monitor the applicability of Section 162(m) to our ongoing compensation arrangements.

The following paragraphs summarize the more significant features of the 2008 Plan. The summary is subject, in all respects, to the terms of the 2008 Plan, the full text of which is set forth in Exhibit A attached hereto.

Summary of the 2008 Plan

Purpose and Eligibility

The purpose of the 2008 Plan is to enable the Company to attract, retain and provide equity incentives to selected persons to promote the financial success of the Company.

All of our employees, officers, directors and consultants are eligible to receive incentive awards under the 2008 Plan. The number of eligible individuals is approximately 6,500 employees, including the named executive officers, and nine directors. The Compensation Committee (the “Committee”) of the Board selects the eligible employees that shall be participants in the 2008 Plan.

Administration, Amendment and Termination

The Committee is responsible for administering the 2008 Plan. All Committee members are both “independent directors” as defined by Rule 16b-3 under the Exchange Act and “non-employee directors” for purposes of Code Section 162(m). The Committee has the authority to interpret the 2008 Plan, determine the terms and conditions of incentive awards and make all other determinations necessary and/or advisable for the administration of the 2008 Plan. The Committee may, with the consent of a participant, amend the terms of any existing incentive award previously granted to the participant, in a manner consistent with the 2008 Plan.

The Board may amend, alter, suspend, discontinue, or terminate the 2008 Plan; provided that no such amendment, alteration, suspension, discontinuation or termination may be made without shareholder approval if such shareholder approval is necessary to comply with any tax, securities or regulatory law or requirement; provided, further, that the Board may not reduce the exercise price of outstanding options and stock appreciation rights by amending the terms of such options and stock appreciation rights or by canceling such stock option or stock appreciation right in exchange for cash or the grant of a new incentive award without first obtaining approval from the Company’s shareholders.

Unless earlier terminated by the Board, the 2008 Plan will expire on the tenth anniversary of the effective date.

Death, Termination of Employment, Restrictions on Transfer

The Committee will provide in the incentive award agreements whether and to what extent incentive awards will be exercisable upon termination of employment or service for any reason, including death or disability, of any participant in the 2008 Plan.

Incentive awards will generally not be transferable for value by a participant except by will or the laws of descent and distribution, and will generally be exercisable during the lifetime of a participant only by such participant.

Stock Options

Stock options granted under the 2008 Plan may be incentive stock options intended to qualify under the provisions of Code Section 422 (“ISOs”) or nonqualified stock options (“NSOs”) which do not so qualify. Subject to the 2008 Plan, the Committee determines the number of shares to be covered by each stock option and the conditions and limitations applicable to the exercise of the stock option. The Committee determines the exercise price of common stock that is subject to a stock option on the date the stock option is granted. The exercise price may not be less than the fair market value of the Company’s common stock on the date of grant. The term of stock options will be determined by the Committee, but may not exceed ten years from the date of grant, provided that the term of an ISO granted to a ten percent holder may not exceed five years from the date of grant.

Stock Appreciation Rights

Stock appreciation rights (“SARs”) granted under the 2008 Plan may either be alone or in conjunction with all or part of any incentive award under the 2008 Plan. Any SAR granted under the 2008 Plan entitles its holder to receive, at the time of exercise, an amount per share equal to the excess of the fair market value (at the date of exercise) of a share of common stock over per share grant price. Subject to the 2008 Plan, the Committee determines the number of shares to be covered by each SAR award, the grant price thereof and the conditions and limitations applicable to the exercise thereof. The grant price may not be less than the fair market value of the Company’s common stock on the date of grant.

Restricted Stock, Restricted Stock Units, Performance Shares and Stock Bonuses

Subject to the 2008 Plan, the Committee determines the number of shares to be covered by awards of restricted stock, restricted stock units, performance shares, or stock bonuses, the grant price thereof (if any) and the conditions and limitations applicable to the exercise thereof. Restricted stock granted under the 2008 Plan are nontransferable and subject to a substantial risk of forfeiture until specific conditions are met as set forth in the 2008 Plan and in any incentive agreement evidencing the grant. A grant of restricted stock units creates a right to receive common stock at the end of a specified deferral period. Performance shares are shares of common stock subject to restrictions based upon the attainment of performance objectives.

Cash Awards

Subject to the 2008 Plan, the Committee determines the terms and conditions of cash awards. With respect to cash awards intended to qualify as performance-based compensation under Code Section 162(m), the maximum value of the aggregate payment that any participant may receive with respect to any such cash award during any calendar year is $5,000,000.

Performance-Based Compensation

The Committee may grant awards of restricted stock, restricted stock units, performance shares, stock bonuses or cash awards that are intended to constitute qualified performance-based compensation within the meaning of Code Section 162(m), based on attainment of any one or more of the following performance goals applied to a participant and/or a business unit or the Company and/or a subsidiary: (1) return on total shareholder equity; (2) earnings per share of common stock; (3) net income (before or after taxes); (4) earnings before all or any interest, taxes, depreciation and/or amortization; (5) inventory goals; (6) return on assets; (7) market share; (8) cost reduction or attainment goals; (9) earnings from continuing operations; (10) levels of expense, cost or liability; (11) revenue or any metric designed to increase revenue; (12) cash flow; (13) working capital; (14) gross profit or gross profit margin; (15) accounts receivable efficiency; (16) licensing and acquisition targets; (17) stock price and (18) such other criteria as the shareholders of the Company may approve.

Non-Employee Director Awards

The Board has the authority to select non-employee directors to receive incentive awards other than ISOs under the 2008 Plan. The Board will set the terms of any such incentive awards in its sole and absolute discretion, and the Board will be responsible for administering and construing such incentive awards in substantially the same manner that the Committee administers and construes incentive awards to other participants in the 2008 Plan.

Foreign Awards

The Committee will have the authority to adopt such modifications, rules, procedures and subplans as may be necessary or desirable to facilitate compliance with the provisions of the laws and procedures of foreign countries in which the Company or its affiliates may operate to assure the viability of the benefits of incentive awards made to participants employed in such countries and to meet the intent of the 2008 Plan.

Securities Subject to Plan

If approved by shareholders, the aggregate number of shares of Company common stock reserved for issuance under the 2008 Plan will be 6,125,000 shares, plus all shares of Company common stock that would otherwise be returned to the 2004 Plan or Director Plan (exclusive of awards that are forfeited, cancelled, exchanged, surrendered, or terminated or expire without a distribution of shares under any of the 2008 Plan, 2004 Plan or Director Plan). The maximum number of shares available for the issuance of ISOs will be 6,125,000. The 2008 Plan provides that the maximum number of shares with respect to which incentive awards (other than cash awards) may be granted to any individual in any given calendar year is 2,000,000 shares. The aggregate number of shares of common stock as to which restricted stock, restricted stock units, performance shares and stock bonuses may be granted pursuant to the 2008 Plan may not exceed 35% of the shares reserved for issuance under the 2008 Plan (exclusive of similar awards that are forfeited, cancelled, exchanged, surrendered, or terminated or expire without a distribution of shares under either the 2008 Plan, 2004 Plan or Director Plan).

In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split or other change in corporate structure affecting the Company’s common stock, an equitable substitution or proportionate adjustment will be made in (i) the aggregate number of shares of common stock reserved for issuance under the 2008 Plan and the maximum number of shares of common stock that may be granted to any participant in any calendar year, (ii) the kind, number and exercise (grant) price of shares of common stock subject to outstanding stock options and stock appreciation rights, and (iii) the kind, number and purchase price of shares of common stock subject to outstanding awards of restricted stock, restricted stock units, performance shares and stock bonus to maintain the same estimated fair value of the incentive ward before and after such event. In connection with any event described in this paragraph, the Committee may provide for the cancellation of any outstanding incentive awards and payment in cash or other property therefor.

Unless otherwise provided in an incentive award agreement, if, within twenty-four (24) months following a “change in control,” a participant’s employment or service with the Company or any of its affiliates or any successor is terminated by the Company other than for “cause,” then (i) all outstanding time-based vesting of incentive awards granted to the participant will vest in full, and if applicable, become fully and immediately exercisable and (ii) all outstanding performance-based vesting incentive awards granted to the participant will immediately vest as if target performance has been achieved and, if applicable, become fully and immediately exercisable.

On April 9, 2008, the closing price of the Company’s common stock on the New York Stock Exchange was $47.57 per share.

Federal Income Tax Consequences of Stock Options

The following discussion is for general information only and is based on the Federal income tax laws now in effect, which are subject to change, possibly retroactively. This summary does not discuss all aspects of Federal income taxation which may be important to individual participants. Moreover, this summary does not address specific state, local or foreign tax consequences. This summary assumes that the common stock acquired under the 2008 Plan will be held as a “capital asset” (generally, property held for investment) under the Code.

Nonqualified Stock Options

A participant will generally not be subject to Federal income taxation upon the grant of an NSO. Rather, at the time of exercise of an NSO, the participant will recognize ordinary income for Federal income tax purposes in an amount equal to the excess of the fair market value of the shares purchased over the option price. The Company will generally be entitled to a tax deduction at such time and in the same amount that the participant recognizes ordinary income.

If shares of common stock acquired upon exercise of an NSO (or upon untimely exercise of an ISO) are later sold or exchanged, then the difference between the sales price and the fair market value of the common stock on the date that ordinary income was recognized with respect thereto will generally be taxable as capital gain or loss.

Incentive Stock Options

A participant will generally not be subject to Federal income taxation upon the grant of an ISO or upon its timely exercise. Exercise of an ISO will be timely if made during its term and if the participant remains an employee of the Company or of any parent or subsidiary of the Company at all times during the period beginning on the date of grant of the ISO and ending on the date three months before the date of exercise (or one year before the date of exercise in the case of a disabled employee). Exercise of an ISO will also be timely if made by the legal representative of a participant who dies (i) while in the employ of the Company or of any parent or subsidiary of the Company or (ii) within three months after termination of employment (or one year in the case of a disabled employee). The tax consequences of an untimely exercise of an ISO will be determined in accordance with the rules applicable to NSOs. (See “Federal Income Tax Consequences of Stock Options—Nonqualified Stock Options.”)

If shares of common stock acquired pursuant to a timely exercised ISO is later disposed of, the participant will, except as noted below with respect to a “disqualifying disposition,” recognize a capital gain or loss equal to the difference between the amount realized upon such sale and the option price. Under these circumstances, the Company will not be entitled to any deduction for Federal income tax purposes in connection with either the exercise of the ISO or the sale of the common stock by the participant.

If, however, a participant disposes of shares of common stock acquired pursuant to the exercise of an ISO prior to the expiration of two years from the date of grant of the ISO or within one year from the date the common stock is transferred to the participant upon exercise (a “disqualifying disposition”), generally (i) the participant will realize ordinary income at the time of the disposition in an amount equal to the excess, if any, of the fair market value of the common stock at the time of exercise (or, if less, the amount realized on such disqualifying disposition) over the option exercise price, and (ii) any additional gain recognized by the participant will be subject to tax as capital gain. In such case, the Company may claim a deduction for Federal income tax purposes at the time of such disqualifying disposition for the amount taxable to the participant as ordinary income.

The amount by which the fair market value of the common stock on the exercise date of an ISO exceeds the option price will be an item of adjustment for purposes of the “alternative minimum tax” imposed by Code Section 55.

Capital Gain or Loss

Net capital gain (i.e., generally, capital gain in excess of capital losses) recognized by a participant upon the sale of shares of common stock held for more than twelve months will generally be subject to tax at a rate not to exceed 15%. Net capital gain recognized from the sale of shares of common stock held for twelve months or less will be subject to tax at ordinary income rates.

New Plan Benefits

No awards have been made under the 2008 Plan, and none will be made until the 2008 Plan is approved by shareholders. It is not possible to determine at this time the future incentive awards that will be granted under the 2008 Plan if it is approved by shareholders to participants other than to the non-employee directors.

Name and Position	Dollar Value of Options ($)	Number of Shares Subject to Options (#)(1)	Dollar Value of Restricted Stock ($)	Number of Shares of Restricted Stock(#)(2)
Catherine M. Burzik, Chief Executive Officer and President	—	—	—	—

Martin J. Landon, Chief Financial Officer and Senior Vice President	—	—	—	—

Stephen D. Seidel, Senior Vice President, General Counsel & Secretary	—	—	—	—

Lynne D. Sly, President, Global Therapeutic Support Systems	—	—	—	—

Todd M. Fruchterman, M.D., Ph.D. Senior Vice President, Research & Development and Chief Technology Officer	—	—	—	—

Executive Officer Group	—	—	—	—

Non-Executive Director Group	1,000,000	—	1,000,000	—

Non-Executive Officer Employee Group	—	—	—	—

(1)

The number of shares subject to option awards are not determinable at this time. Each non-employee director (other than the Chairperson of the Board) that is serving as a Board member immediately following the Annual Meeting shall automatically be granted a non-qualified stock option to purchase a number of shares of Company common stock approximately equal to the Company’s then current Black-Scholes calculation value of $100,000 ($200,000 for the Chairperson of the Board).

(2)

The number of shares of restricted stock are not determinable at this time. Each non-employee director (other than the Chairperson of the Board) that is serving as a Board member immediately following the Annual Meeting shall automatically be granted at no cost to the non-employee director a restricted stock award covering a number of shares of the Company’s common stock approximately equal to $100,000 ($200,000 for the Chairperson of the Board) divided by the fair market value of the Company’s common stock as of the date of grant.

Approval of the 2008 Plan requires the affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the annual meeting. For purposes of the vote on the 2008 Plan, abstentions will have the same effect as votes against the proposal. Broker non-votes, if any, will not have any effect on the result of the vote. Unless instructed to the contrary in the proxy, the shares represented by proxies will be voted FOR the proposal to approve the 2008 Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL

OF THE 2008 OMNIBUS STOCK INCENTIVE PLAN.

Proposal 3

Ratification of Selection of Independent Auditors

The Audit and Compliance Committee has selected Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2008 and has further directed that management submit the selection of independent auditors for ratification by the shareholders at the annual meeting. Ernst & Young has audited our financial statements since 1997. Representatives of Ernst & Young LLP are expected to be present at the annual meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Vote Required

Ratification of the appointment of Ernst & Young as our independent auditors for the fiscal year ending December 31, 2008 requires the affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the annual meeting. In determining whether the proposal has received the requisite number of affirmative votes, abstentions will be counted and will have the same effect as a vote against this proposal. Broker-non-votes, if any, will have no effect. Unless instructed to the contrary in the proxy, the shares represented by proxies will be voted FOR the proposal ratifying the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2008.

Shareholder ratification of the selection of Ernst & Young as our independent auditors is not required by our By-laws or otherwise. However, the Board of Directors, upon recommendation of the Audit and Compliance Committee, is submitting the selection of Ernst & Young to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit and Compliance Committee may reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit and Compliance Committee in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of us and our shareholders.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 3.

Security Ownership of Certain Beneficial

Owners and Management and Related Shareholder Matters

The following table sets forth certain information regarding the ownership of our common stock as of March 31, 2008 for: (1) each director and nominee for director; (2) each of the executive officers, including those named in the 2007 Summary Compensation Table; (3) all of our executive officers and directors as a group; and (4) all those known by us to be beneficial owners of more than five percent of our common stock. Percentage of beneficial ownership is based on 72,314,664 shares of our common stock outstanding as of March 31, 2008, as adjusted pursuant to rules promulgated by the SEC.

	Shares of Common Stock Beneficially Owned(1)
Name(2)	# of Shares	% of Class
Blum Capital Partners, L.P. and related parties(3) 909 Montgomery Street, Suite 400 San Francisco, CA 94133	6,362,810	8.80%

Goldman Sachs Asset Management, L.P. and related parties(4) 32 Old Slip New York, NY 10005	5,426,124	7.50%

Invesco Ltd. and related parties(5) 1360 Peachtree Street NE Atlanta, GA 30309	11,407,861	15.78%

Renaissance Technologies LLC and related parties(6) 800 Third Avenue New York, NY 10022	4,225,100	5.84%

Directors and Executive Officers
Ronald W. Dollens(7)	61,362	*
James R. Leininger, M.D.(8)	8,904,774	12.31%
Catherine M. Burzik(9)	222,766	*
John P. Byrnes(10)	98,968	*
Woodrin Grossman(11)	14,074	*
Harry R. Jacobson, M.D.(12)	47,577	*
N. Colin Lind(3)(13)	6,362,810	8.80%
David J. Simpson(14)	54,381	*
C. Thomas Smith(15)	37,388	*
Donald E. Steen(16)	54,722	*
Martin J. Landon(17)	287,464	*
Stephen D. Seidel(18)	61,294	*
Lynne D. Sly(19)	73,839	*
Todd M. Fruchterman, M.D., Ph.D.(20)	35,973	*
Daniel G. Ciaburri, M.D.(21).	22,050	*
R. James Cravens(22)	67,996	*
Rohit Kashyap, Ph.D.(23)	19,801	*
TLV Kumar	—	*
Patrick Loh	—	*
David H. Ramsey	12,950	*
Michael Schneider	—	*
Linwood A. Staub	18,700	*
Directors and Executive Officers as a Group(24)	16,458,889	22.57%

Total	37,517,974	51.45%

*	Less than one percent (1%).

(1)

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or become exercisable within 60 days of March 31, 2008 are considered to be beneficially owned by such person. Unless otherwise indicated in the footnotes, the person or entity named has sole voting power and investment power with respect to all shares indicated.

(2)	Unless otherwise indicated the address of each individual listed in this table is c/o Kinetic Concepts, Inc., 8023 Vantage Drive, San Antonio, Texas 78230.

(3)

Shares of common stock held by Blum Capital Partners, L.P. and its related parties include (i) 2,799,039 shares owned directly by eight limited partnerships for which Blum Capital Partners, L.P. serves as the general partner, each of which have shared voting and dispositive powers with Blum Capital Partners, L.P. These shares may also be deemed to be owned indirectly by the following parties: (a) Blum Capital Partners, L.P. and (b) Richard C. Blum & Associates, Inc., the sole general partner of Blum Capital Partners, L.P. Richard C. Blum & Associates, Inc. and Blum Capital Partners, L.P. disclaim beneficial ownership of these shares, except to the extent of any pecuniary interest therein; (ii) 104,000 shares owned directly by two investment advisory clients for which Blum Capital Partners, L.P. serves as investment manager, each of which have designated investment and voting discretion to Blum Capital Partners, L.P. (iii) 654,652 shares owned directly by two limited partnerships for which Blum Strategic GP II, L.L.C. serves as the general partner of Blum Strategic Partners II, L.P. and as the managing limited partner of Blum Strategic Partners II GmbH & Co. KG. The shares owned by Blum Strategic Partners II, L.P. and Blum Strategic Partners II GmbH & Co. KG may be deemed to be owned indirectly by Blum Strategic GP II, L.L.C. Blum Strategic GP II, L.L.C. disclaims beneficial ownership of these shares, except to the extent of any pecuniary interest therein; (iv) 2,411,839 shares owned directly by Blum Strategic Partners III, L.P. The shares may also be deemed to be owned indirectly by (a) Blum Strategic GP III, L.P., the general partner of Blum Strategic Partners III, L.P., and (b) Blum Strategic GP III, L.L.C., the general partner of Blum Strategic GP III, L.P. Both Blum Strategic GP III, L.P. and Blum Strategic GP III, L.L.C. disclaim beneficial ownership of these shares, except to the extent of any pecuniary interest therein; (v) 173,000 shares owned directly by Blum Strategic Partners IV, L.P. The shares may also be deemed to be owned indirectly by (a) Blum Strategic GP IV, L.P., the general partner of Blum Strategic Partners IV, L.P., and (b) Blum Strategic GP IV, L.L.C., the general partner of Blum Strategic GP IV, L.P. Both Blum Strategic GP IV, L.P. and Blum Strategic GP IV, L.L.C. disclaim beneficial ownership of these shares, except to the extent of any pecuniary interest therein; (vi) 163,000 shares owned directly by Saddlepoint Partners (Cayman), L.P. The shares may also be deemed to be owned indirectly by (a) Saddlepoint Partners GP, L.L.C., the general partner of Saddlepoint Partners (Cayman), L.P.; (b) Blum Capital Partners, L.P., the managing member of Saddlepoint Partners GP, L.L.C.; and (c) Richard C. Blum & Associates, Inc., the general partner of Blum Capital Partners, L.P. Saddlepoint Partners GP, L.L.C., Blum Capital Partners, L.P. and Richard C. Blum & Associates, Inc. disclaim beneficial ownership of these shares, except to the extent of any pecuniary interest therein; and (vii) 44,551 shares held by N. Colin Lind and 12,729 shares acquirable upon the exercise of options held by N. Colin Lind within 60 days.

(4)

Information is based on the Schedule 13G filing made by Goldman Sachs Asset Management, L.P. (“Goldman”) on February 1, 2008. Goldman holds sole voting power over 3,490,384 shares, shared voting power over 258,800 shares, sole dispositive power over 5,150,624 shares and shared dispositive power over 275,500 shares.

(5)

Information is based on the Schedule 13G/A filing made by Invesco Ltd. on behalf of itself and its subsidiaries AIM Advisors, Inc. (“AIM Advisors”), Invesco Institutional (N.A.), Inc. (“Invesco Institutional”), AIM Funds Management, Inc. (“AIM Funds”), Invesco Asset Management Limited (“Invesco Asset”), Invesco National Trust Company (“Invesco National”), PowerShares Capital Management LLC (“PowerShares”), PowerShares Capital Management Ireland LTD (“PowerShares Ireland”), AIM Capital Management, Inc. (“AIM Capital”), Invesco Kapitalanlagegesellschaft mbH (“Invesco Germany”), Invesco Management S.A. (“Invesco Luxembourg”), Stein Roe Investment Counsel, Inc. (“Stein Roe”) and Invesco Asset Management Deutschland GmbH (“Invesco Asset Germany”) on

February 13, 2008. Sole voting and sole dispositive powers over 766,105 shares is held by AIM Advisors, 675,730 shares by Invesco Institutional, 9,691,566 shares by AIM Funds, 104,248 by Invesco Asset, 83,363 by PowerShares, 260 by PowerShares Ireland, 23,441 by AIM Capital, 5,473 by Invesco Germany, 1,225 by Invesco Luxembourg and 31,300 by Invesco Asset Germany. Invesco National has sole dispositive powers over 5,500 shares. Stein Roe has sole voting power over 100 shares and sole dispositive power over 19,650 shares.

(6)

Information is based on the Schedule 13G filing made by Renaissance Technologies LLC (“RTC”) and James H. Simons (“Simons”) on February 13, 2008. RTC and Simons both have sole voting power over 4,126,400 shares. RTC and Simons both have sole dispositive power over 4,225,100 shares.

(7)	Mr. Dollens’ common stock holdings include 16,268 shares acquirable upon the exercise of options.

(8)

Shares of common stock beneficially owned by Dr. Leininger include: (i) 5,626,588 shares directly held by Dr. Leininger, (ii) 594,643 shares held by Dr. Leininger’s wife, (iii) 10,100 shares held by J&E Investments, L.P., in which Dr. Leininger is a 1% general partner, with respect to which Dr. Leininger disclaims beneficial ownership, except to the extent of any pecuniary interest therein, (iv) 580,469 shares held by the James R. Leininger 2006 Grantor Retained Annuity Trust, (v) 580,469 shares held by the Cecelia Anne Leininger 2006 Grantor Retained Annuity Trust, (vi) 749,888 shares held by the James R. Leininger 2006 Grantor Retained Annuity Trust No. 2, (vii) 749,888 shares held by the Cecelia Anne Leininger 2006 Grantor Retained Annuity Trust No. 2, and (viii) 12,729 shares acquirable upon the exercise of options. Dr. Leininger has sole voting and dispositive power over 6,978,654 shares. Dr. Leininger has pledged 3.0 million shares of common stock with JP Morgan Chase Bank as collateral for a loan.

(9)	Ms. Burzik’s common stock holdings include 91,883 shares acquirable upon the exercise of options.

(10)	Mr. Byrnes’s common stock holdings include 14,788 shares acquirable upon the exercise of options.

(11)	Mr. Grossman’s common stock holdings include 8,646 shares acquirable upon the exercise of options.

(12)	Dr. Jacobson’s common stock holdings include 14,788 shares acquirable upon the exercise of options, and 1,000 shares held by his wife.

(13)

Mr. Lind’s common stock holdings reflect 44,551 shares held by him, 12,729 shares acquirable by him upon the exercise of options and the shares beneficially owned by Blum Capital Partners, L.P. and related parties. Mr. Lind is the managing partner of Richard C. Blum & Associates, Inc., which is the general partner of Blum Capital Partners, LP. He is also a managing member of (i) Blum Strategic GP II, LLC, which is the general partner of Blum Strategic Partners II, LP and the managing limited partner of Blum Strategic Partners II GmbH & Co. KG, (ii) Blum Strategic GP III, L.L.C., and (iii) Blum Strategic GP IV, L.L.C. Mr. Lind disclaims beneficial ownership of the shares held by Blum Capital Partners, L.P. and its related parties, except to the extent of his proportionate pecuniary interest in such shares.

(14)

Mr. Simpson’s common stock holdings include 35,165 shares held in the David J. Simpson Revocable Living Trust, with respect to which Mr. Simpson disclaims beneficial ownership except to the extent of any pecuniary interest therein, and 14,788 shares acquirable upon the exercise of options.

(15)	Mr. Smith’s common stock holdings include 14,788 shares acquirable upon the exercise of options.

(16)	Mr. Steen’s common stock holdings include 14,788 shares acquirable upon the exercise of options.

(17)

Mr. Landon’s common stock holdings include 600 shares held by Mr. Landon as trustee for his children under the Texas Uniform Transfers to Minors Act, with respect to which Mr. Landon disclaims beneficial ownership except to the extent of any pecuniary interest therein, and 224,218 shares acquirable upon the exercise of options.

(18)	Mr. Seidel’s common stock holdings include 33,638 shares acquirable upon the exercise of options.

(19)	Ms. Sly’s common stock holdings include 51,997 shares acquirable upon the exercise of options.

(20)	Dr. Fruchterman’s common stock holdings include 12,853 shares acquirable upon the exercise of options.

(21)	Dr. Ciaburri’s common stock holdings include 8,250 shares acquirable upon the exercise of options.

(22)	Mr. Cravens’s common stock holdings include 46,991 shares acquirable upon the exercise of options.

(23)	Mr. Kashyap’s common stock holdings include 11,280 shares acquirable upon the exercise of options.

(24)	Includes 605,422 shares of common stock issuable upon the exercise of options that are exercisable within 60 days of March 31, 2008.

Equity Compensation Plan Information

The following chart gives aggregate information regarding grants under all of our equity compensation plans through December 31, 2007:

Plan Category	Number of securities to be issued upon exercise of outstanding options		Weighted-average exercise price of outstanding options		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)		(c)
Equity compensation plans approved by security holders	3,283,181	(1)	$42.69	(2)	5,238,323	(3)
Equity compensation plans not approved by security holders	—		—		—

Total	3,283,181		$42.69		5,238,323

(1)

This amount includes 71,604 shares of common stock that are subject to outstanding restricted stock unit awards. This amount does not include 530,392 shares of common stock issued and outstanding pursuant to unvested restricted stock awards.

(2)	Calculated exclusive of outstanding restricted stock unit awards.

(3)

This amount includes 126,826 shares available for future issuance under the Director Plan and 3,003,661 shares available for future issuance under the 2004 Equity Plan, both of which provide for grants of restricted stock, options and other awards. This amount also includes 2,107,836 shares available for future issuance under the ESPP, which makes stock available for purchase by employees at specified times.

As of March 31, 2008, total outstanding awards for the Company included: 3,927,429 stock options with a weighted average exercise price of $44.62 and a weighted average remaining term of 8 years, 159,374 shares subject to restricted stock unit awards, and 641,341 shares of restricted stock awards. Also, as of March 31, 2008, 2,165,432 shares remain available for grant under both the Director Plan and the 2004 Plan. No new awards will be granted under either plan between March 31, 2008 and the date of our annual meeting of shareholders except for anticipated grants of up to 34,000 stock options (with an exercise price equal to the fair market value of the Company’s stock price on the date of grant and a 10-year term) and 6,000 shares of restricted stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, during the fiscal year ended December 31, 2007, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following Compensation Discussion and Analysis describes the material features of KCI’s compensation policies and decisions for the executive officers identified in the Summary Compensation Table, which are referred to throughout this Proxy Statement as the “named executive officers.”

The Compensation Committee of the Board of Directors oversees KCI’s executive compensation practices and is responsible for review and oversight of KCI’s compensation plans and policies, the annual review of all executive officer compensation, administration of KCI’s equity plans, and the approval of equity grants to executive officers. The Compensation Committee meets at least quarterly in person and periodically approves and adopts, or makes recommendations to the Board for, matters relating to compensation including the approval of equity grants to employees. The Compensation Committee will, from time to time, engage the services of independent outside advisers.

The Chief Executive Officer, the General Counsel and the Senior Vice President of Human Resources attend regular Compensation Committee meetings, and each meeting concludes with an executive session during which only the Compensation Committee members are present. The Chief Executive Officer makes salary, bonus and equity grant recommendations for the other executive officers to the Compensation Committee, and KCI’s Human Resources, Finance and Legal departments provide support to the Compensation Committee.

The day-to-day design and administration of compensation plans and policies applicable to KCI employees in general are handled by the Human Resources, Finance, and Legal departments of KCI. The Compensation Committee remains responsible for overall administration and maintenance of KCI’s compensation plans and policies.

Compensation Philosophy and Objectives

KCI’s executive compensation program is designed to attract, retain and motivate highly qualified executive talent, while appropriately aligning executive incentives with Company and shareholder goals. To accomplish this, compensation paid to executive officers is designed to align compensation rewards with KCI’s financial performance, as well as the individual performance of the executive.

In 2007, the Compensation Committee engaged the services of Hewitt Associates, an independent consultant on executive compensation, to assist in analyzing the Company’s compensation strategy, including generating data discussed under the sections entitled “Peer Group” and “Competitive Market Surveys” below. The compensation consultant was directed to identify trends in executive compensation, assist with the determination of pay programs, assess competitive pay levels and mix (e.g., proportion of base salary to incentive pay, proportion of annual incentives to long-term incentives, and benefits), and advise on establishing appropriate compensation levels for executive officers.

Peer Group

The Compensation Committee compares KCI’s compensation elements against a peer group of medical device and other companies with size and growth characteristics similar to KCI based upon data and recommendations from the independent outside consultant. The Compensation Committee annually evaluates the peer group and will make changes to the peer group from time to time, as it deems appropriate. For 2007, the companies comprising this peer group were:

•	Advanced Medical Optics, Inc.

•	Applera Corporation

•	Beckman Coulter, Inc.

•	C.R. Bard, Inc.

•	Dade Behring Inc.

•	DaVita Inc.

•	Dentsply International, Inc.

•	Edwards Lifesciences Corporation

•	IDEXX Laboratories, Inc.

•	Intuitive Surgical, Inc.

•	Kyphon Inc.

•	Lincare Holdings Inc.

•	ResMed Inc.

•	Respironics, Inc.

•	Smith & Nephew plc

•	St. Jude Medical, Inc.

•	Steris Corporation

•	Stryker Corporation

•	Varian Medical Systems, Inc.

•	Zimmer Holdings, Inc.

Competitive Market Surveys

The Compensation Committee also obtains compensation market analyses on an annual basis from Hewitt Associates to understand the competitive positioning of KCI’s executive pay practices and assist with its determinations as to the appropriate level and mix of executive compensation. The market analyses include a review of proxy disclosure information from KCI’s competitive peer group as well as general market compensation from 300 general industry companies. The general industry data is supplemented with medical device industry data, which is derived from an independent medical device compensation data survey, particularly for executive positions where proxy data is not readily available. Market values at the 50th and 75th percentile for each compensation component are provided by the independent compensation consultant. The terms “market,” “market analysis,” “market compensation” or “percentile of market” refer to peer group data where available; otherwise they refer to general industry data in the following discussion.

Elements of Compensation

KCI seeks to reward executives for measurable results in meeting and exceeding goals, and to reinforce a sense of ownership, entrepreneurial spirit and long-term shareholder value. Consistent with this philosophy, KCI uses multiple components of executive compensation, with an emphasis on variable compensation and long-term incentives. The main elements of KCI compensation for executives are base salary, annual incentive bonus, long-term incentives, benefits and termination payments, as presented in the table below and discussed in more detail in the following paragraphs:

Compensation Component	Purpose	Competitive Positioning
Base Salary	Market-competitive pay for comparable positions with comparable experience and competence of executive.	Base salaries are targeted at the market median, taking into account the competitive environment and the experience and accomplishments of a particular executive.

Annual Incentive Bonus

Focus on corporate goals:

• Financial Goals (EPS, Cash Flow, Revenue)

• Corporate Scorecard Goals (specific objectives tied to market penetration, innovation, execution, organizational excellence and financial management)

• Individual objectives aligned with corporate strategy

Target bonuses are established as a percentage of base salary and are targeted between the 50th and 75th percentile of market.

Long-term Incentives

Alignment with shareholder value, using:

• Stock Options (time vested)

• Restricted Stock/Units (time vested with performance accelerators)

• Performance Shares (vesting on achievement of designated performance measures)

• Stock Ownership Guidelines

Value of equity grants is targeted between the 50th and 75th percentile of market.

Executive Benefits	Competitiveness with industry practices.	Value of benefits is targeted at the 50th percentile of market.

Total Compensation	Designed to attract and retain qualified executives, incentivize performance and maximize long-term shareholder value.	Total compensation is highly correlated with company and individual performance and is targeted between the 50th and 75th percentile of market.

Executive Base Salaries

Executive base salary levels are set to be competitive, with reference to the market analyses obtained by the Compensation Committee. The base salary levels of KCI executives also reflect a combination of other factors including the executive’s position and responsibilities, experience, specific competencies, comparable salaries of other KCI executives, KCI’s overall annual budget for merit increases and the executive’s individual contributions to KCI’s performance. Base salary is an element of compensation used to determine any annual incentive bonus for the named executive officers. The weight given to each of these factors varies by the individual executive, as the Compensation Committee deems appropriate. Formal performance reviews of the Chief Executive Officer are completed by the Board of Directors, and the Chief Executive Officer completes reviews for all other executive officers. Performance reviews are conducted annually to assess these factors, along with the market data obtained by the Compensation Committee. Based on the performance reviews, the Compensation Committee approves and adopts, or makes recommendations to the Board for adjustments to executive base salaries, which are typically made effective on April 1 of each year. Assessment of each executive’s individual performance includes consideration of the executive’s impact on Company financial performance, as well as judgment, creativity, effectiveness in leading and developing subordinates, execution capability, contributions to improvements in the quality of KCI’s products, services and operations, and consistency of behavior with KCI’s core values.

In 2006, KCI hired Catherine M. Burzik as President and Chief Executive Officer. Her initial annual base salary was $800,000 through April 1, 2008, at which time her salary was increased to $845,000. Based on market analyses obtained by the Compensation Committee, Ms. Burzik’s base salary was in the 65th percentile during 2006 and 2007, and is in the 65th percentile for her 2008 base salary, which reflects her high level of competence and deep management experience in leading large business organizations.

In 2007, the base salaries of the other KCI executives, including the named executive officers, ranged between the 40th and 56th percentiles compared to the competitive market surveys obtained by the Compensation Committee, consistent with our compensation philosophy and targets. Base salary increases for these officers, effective April 1, 2008, ranged from 0% to approximately 7.7% depending on position. The increases, which KCI deemed a necessary retention tool, did not result in a significant change to KCI’s compensation position within its peer group. In 2008, the base salaries for Mr. Landon, Mr. Seidel, Ms. Sly and Dr. Fruchterman have been increased by 5.3%, 3.0%, 7.6% and 6.7% respectively.

Annual Incentive Bonus for Executives

KCI’s annual incentive bonus program is designed to focus the attention of each executive on goals and activities that are critical to KCI’s success. The Compensation Committee sets the corporate financial performance targets and individual objectives for the Chief Executive Officer and for other executives based on recommendations from the Chief Executive Officer and Human Resources. These performance targets and objectives are designed to encourage strong financial results and maximize long-term shareholder value. Target bonuses for the named executive officers were set at 55% of base pay for 2007, except for the Chief Executive Officer whose target bonus was set at 100% of base pay for 2007. These percentages were selected after reviewing market data provided by the Company’s compensation consultant, which indicated that these percentages for target bonus put the Company between the 45th and 75th percentiles. The amount of the bonus actually paid was not determined with reference to the market data but rather with regard to the realization of the Company and personal objectives described below. Based on the recommendations of the Company’s compensation consultant and current trends in executive compensation, under the 2008 Annual Incentive Bonus Guidelines, target bonuses for the named executive officers will generally range between 60% and 65% of base salary. The Committee expects that the target bonus percentile of salary may change in the future.

Aggregate payments under the 2007 Annual Incentive Bonus Guidelines were based 80% on the Company’s Consolidated Financial Metric (“CFM”) which consists of measurements of growth in Revenue, Earnings Per Share and Cash Flows. The Compensation Committee retains discretion under the Annual Incentive Bonus Guidelines to adjust 2007 actual results by removing the impact of unusual items in the calculation of the Consolidated Financial Metric. The Annual Incentive Bonus Guidelines do not provide for bonuses if KCI fails to achieve 90% of its CFM performance target. The remaining 20% of aggregate payments under the 2007 Annual Incentive Bonus Guidelines were based on achievement of the Company’s Corporate Scorecard Objectives in the following areas (with specified target objectives which will be revised each year):

•	market penetration (specific product categories and account conversions);

•	innovation (product development and pipeline targets);

•	execution (on-time delivery targets and launch dates for new products);

•	organizational excellence (leadership bench strength and retention targets); and

•	financial management (productivity increases, research and development spending, management of working capital).

A summary of these performance measures constituting the Consolidated Financial Metric, the Corporate Scorecard Objectives and the related fiscal 2007 results are as follows (dollars in thousands):

Performance Measure	Fiscal 2007 Target		Fiscal 2007 Result	Achievement (%)	Weighting Factor (%)	Weighted Earned Payout (%)
Revenue Growth (1)	14.4%		14.8%	100	25	25.0
EPS Growth (2)	22.8%		24.4%	105	30	31.5
Consolidated Cash Flow (3)	$327,150		$361,554	154	25	38.5
Corporate Scorecard Objectives	Market penetration; innovation; execution; organizational excellence; and financial management	}	90%	90	20	18.0
	Consolidated Corporate Metric					113.0

(1)	Revenue growth excludes the effect of foreign currency fluctuations in 2006 and 2007.

(2)	EPS growth excludes the effect of foreign currency fluctuations and costs associated with any significant and unusual items as determined by the Compensation Committee.

(3)	Consolidated Cash Flow is defined as EBITDA, less capital expenditures, and excludes the effect of foreign currency fluctuations.

A further assessment of each executive’s individual performance (taking into account performance against individual goals and other factors) was made and used as a multiple ranging from 0% to 150% and applied to calculate the final bonus payout for each executive, subject to an overall cap of 200% of target bonus. The Annual Incentive Bonus Guidelines are pre-established by the Compensation Committee each year and communicated to the Company’s executive officers. However, pursuant to the terms of the guidelines, the Compensation Committee retains the discretion to award some, all, or none of the bonuses described in the guidelines, depending on certain factors. The Compensation Committee establishes individual objectives for each executive based on recommendations by the Chief Executive Officer and Human Resources with a view to primarily objective, metrically driven objectives. However, some individual goals will by nature have a subjective component. As such, in selected instances, the Compensation Committee may exercise its discretion with respect to whether such subjective goals have been achieved, and as such may adjust bonus calculations which may yield higher or lower bonus amounts than would result from a purely formulaic approach. In certain instances, the Compensation Committee may also determine to award no bonus, such as in the case of termination of employment of an executive officer. In establishing the objectives under both the Consolidated Financial Metric and the Corporate Scorecard Objectives, the Committee sets standards at levels it believes are significant but achievable with rigorous personal commitment.

The table below summarizes the decisions of the Committee with regard to the Annual Incentive Bonus Guidelines amounts for each named executive officer for fiscal year 2007. Due to the departure of Mr. Carbeau and Mr. Menten from the Company prior to the end of 2007, they were not considered for an annual incentive bonus under the Annual Incentive Bonus Guidelines and have not been included in the table below.

Name	Base Salary ($)	Target Bonus (%)	Target Bonus ($)	Consolidated Corporate Metric (%)	Individual Multiple (%)	Actual Bonus (%)	Actual Bonus ($)
Catherine M. Burzik	800,000	100	800,000	113	130	147	1,175,200
Martin J. Landon	350,000	55	192,500	113	130	147	282,783
Stephen D. Seidel	335,000	55	184,250	113	115	130	239,433
Lynne D. Sly	302,000	55	166,100	113	120	136	225,232
Todd M. Fruchterman, M.D., Ph.D.	328,000	55	180,400	113	120	136	244,622

In calculating the individual attainment multiple for each named executive officer under the 2007 Annual Incentive Bonus Guidelines, the Compensation Committee considered the overall contribution of each named executive officer to the Consolidated Financial Metric and the Corporate Scorecard Objectives, together with each executive’s accomplishment of the key individual goals established for the 2007 fiscal year.

Ms. Burzik’s individual performance was determined by the Board of Directors in accordance with its annual CEO evaluation procedure, which included her own self-evaluation and an evaluation by each non-executive director of her overall performance and her contribution to the Company’s performance under the Consolidated Financial Metric and the Corporate Scorecard Objectives, which were achieved at 113% as set forth above. As a result of this evaluation, the Compensation Committee assigned Ms. Burzik the individual multiple of 130% set forth in the above table. The Compensation Committee based Ms. Burzik’s individual multiple on her superior performance in 2007 and the following accomplishments:

•	achieving superior operating performance which contributed to a substantial increase in the Company’s share price since her arrival at the Company;

•	successfully devising and executing the Company’s global and restructuring plans;

•	successfully transitioning as the Company’s CEO and building a strong management team; and

•	successfully leading the development of and executing on the Company’s strategic plan and corporate scorecard goals.

Mr. Landon’s individual performance was determined based on his contribution to the Company’s performance goals described above, together with his accomplishment of personal goals for 2007, including:

•	successfully managing the Company’s globalization and restructuring plan;

•	successfully completing a Company debt refinancing;

•	supporting corporate development efforts; and

•	managing financial operations to achieve the Company’s performance target for growth in earnings per share under the Consolidated Financial Metric.

The Compensation Committee determined that Mr. Landon realized all of these objectives in assigning him the individual multiple set forth in the table above.

Mr. Seidel’s individual performance was determined based on his contribution to the Company’s performance goals described above, together with his accomplishment of personal goals for 2007, including:

•	successfully managing the globalization and restructuring plan for the Company’s legal and compliance organizations;

•	supporting corporate development efforts; and

•	successfully executing the Company’s intellectual property litigation and patent portfolio strategies.

The Compensation Committee determined that Mr. Seidel realized all of these objectives in assigning him the individual multiple set forth in the table above.

Ms. Sly’s individual performance was determined based on her contribution to the Company’s performance goals described above, together with her accomplishment of personal goals for 2007, including:

•

achieving a specified revenue target for the Company’s Therapeutic Support Systems business. At the time the revenue measure was established, it was considered significant but achievable with rigorous personal commitment, as it represented significant growth over the 2006 fiscal year performance.

•

realizing a specified number of contract conversions for the U.S. Therapeutic Support Systems business. At the time the measure was established, it was considered significant but achievable with rigorous personal commitment.

•

achieving specified revenue and operating profit targets for the Company’s international operations for the second and third fiscal quarters of 2007. At the time the revenue and operating profit measures were established, they were considered significant but achievable with rigorous personal commitment, as they represented significant growth over the 2006 comparable period performance.

•	successfully managing the globalization and restructuring plan for the Company’s international organization; and

•	successfully achieving new product launch plans for 2007.

The Compensation Committee determined that Ms. Sly realized substantially all of these objectives in assigning her the individual multiple set forth in the table above.

Dr. Fruchterman’s individual performance was determined based on his contribution to the Company’s performance goals described above, together with his accomplishment of personal goals for 2007, including:

•	successfully restructuring the Company’s research and development organization to improve product innovation, development, commercialization and governance;

•	improving Company focus on internal product development;

•	successfully optimizing and reorganizing the Company’s medical department;

•	successfully establishing and implementing a global portfolio organization;

•	successfully improving global regulatory functions; and

•	successfully managing research and development spending to budget.

The Compensation Committee determined that Dr. Fruchterman realized all of these objectives in assigning him the individual multiple set forth in the table above.

The individual performance of Messrs. Carbeau and Menten was not considered by the Compensation Committee in any bonus calculation decisions due to their departure from the Company during the 2007 fiscal year.

Executive Long-Term Incentives

KCI places significant emphasis on long-term incentives in executive compensation. Long-term incentives are designed to promote sustained shareholder value by encouraging executives to set and execute strategic goals that provide for continued long-term growth and profitability. KCI uses an annual equity grant of stock options, restricted stock, restricted stock units and/or performance shares to incentivize the performance of named executive officers. This combination of equity-based incentives is intended to align executive interests with KCI’s achievement of financial objectives that enhance shareholder value, and enable KCI to competitively attract, retain and motivate executive talent in a marketplace where such incentives are prevalent.

Initial equity grants for newly-hired executive officers are reviewed and approved by the Compensation Committee based on the recommendations of management with reference to market analyses. Equity grant amounts are based on job responsibilities and potential for individual contribution, with reference to the levels of total compensation, which includes the value of long-term incentive amounts of executives in KCI’s peer group. Initial equity grants are generally larger than those distributed annually to provide sufficient long-term incentives for new executives. All awards of stock options are made at the market price at the time of the award, which is equal to the closing price of KCI’s shares on the date of grant. All equity grants made to executives since the Company’s IPO have been issued under the KCI 2004 Equity Plan. Future grants are expected to be made pursuant to the KCI 2008 Omnibus Stock Incentive Plan, subject to the approval of shareholders.

KCI uses a combination of stock options, restricted stock, restricted stock units and/or performance shares. Award levels are determined based on market data provided by our compensation consultant. Typically, stock options have a ten year life and vest annually in equal increments over a four-year period. For grants of restricted stock and restricted stock units made in 2005, 2006 and 2007, restrictions generally were scheduled to lapse in one-third increments on the fourth, fifth and sixth anniversaries of the grant, with restrictions lapsing on an accelerated basis if the annual Consolidated Financial Metric for the year prior to the grant are exceeded by designated thresholds. For example, for restricted stock grants made in 2007, restrictions would lapse on the third, fourth and fifth anniversaries of the grant if the Company reached 125% of the Consolidated Financial Metric for 2006 prior to the grant otherwise vesting by passage of time. Similarly, these restrictions would lapse on the first, second and third anniversaries if the Company reached 175% of the 2006 Consolidated Financial Metric prior to the grant otherwise vesting by passage of time.

In prior years, the relative valuation mix of stock options and restricted stock grants was weighted with 75% of annual long-term incentive value in stock options and 25% of the annual long-term incentive value was delivered in restricted stock or restricted stock units. Based on the recommendations of the Company’s compensation consultant and current trends in executive compensation, commencing in 2008, equity grants for named executive officers consist of three components: stock options, restricted stock, and performance shares (performance-based restricted stock units). As a general rule, 50% of the value of the annual equity grant will be delivered in stock options which vest ratably over four years, 25% of the value will be delivered in restricted stock (the restrictions on which lapse upon the third anniversary of the grant date), and 25% of the grant date value will be delivered in performance shares.

With respect to the grant of performance shares in 2008, the lapsing of restrictions will be tied to achievement of annual incremental revenue milestones over a three-year performance period based on the following schedule: (i) if at least 80% but less than 100% of the Company’s annual incremental revenue milestone for the immediately preceding fiscal year is met, (x) one-sixth of the performance shares will vest on the next anniversary of the grant date, and (y) an additional one-sixth of the performance shares will also vest for a prior year for which no vesting has occurred; and (ii) if at least 100% of the Company’s annual incremental revenue milestone for the immediately preceding fiscal year is met, (x) one-third of the performance shares will vest on the next anniversary of the grant date, and (y) any unvested performance shares that were eligible for vesting for a prior year will also vest.

Annual grant values are determined based upon information on long-term incentive market analyses obtained by the Compensation Committee. Generally, at its first quarter meeting of each year, the Compensation Committee reviews and approves a range of Black-Scholes grant values assigned to different eligible employee salary grades. Equity grants made pursuant to these guidelines in the past have been made effective on or around

April 1 of each year at an exercise price equal to the closing price of KCI shares on the date of grant. In 2008 and future years, grants are scheduled to coincide with the Compensation Committee’s first quarter meeting following our fourth quarter earnings release. During that meeting, the Compensation Committee determines the appropriate number of options and restricted stock for grantees within each eligible salary grade.

Grants are made to new officers pursuant to negotiations with them based on market data and as necessary to obtain their services; and from time to time the Committee may make supplemental grants as it deems necessary to secure the retention of various continuing employees, in light of new hiring and otherwise. For example, in 2006, the Committee made special option grants to certain named executive officers concurrent with the commencement of Ms. Burzik’s employment in order to ensure management continuity during the time of transition. In that case, the number of options granted to each officer was based primarily on a recommendation of the Company’s compensation consultant. Pursuant to the terms of her offer letter, Ms. Burzik received an equity grant on April 2, 2007 comprised of options to purchase 115,530 shares of KCI stock and 20,600 shares of restricted stock.

Benefits and Perquisites

KCI provides the named executive officers with health and welfare benefits that are available to all KCI employees. International plans may vary, but employees and executives participate in health and welfare programs designed to attract and retain employees in a competitive marketplace while providing protection against any hardships otherwise arising from an illness, disability or death.

KCI also makes available to its executive officers certain benefits and perquisites that the Compensation Committee believes are reasonable and consistent with the overall executive compensation program. These executive benefits and perquisites are intended to serve as part of a competitive total compensation program, and to enhance the executive’s ability to efficiently perform his or her responsibilities and minimize distractions. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to named executive officers.

The named executive officers are provided with reimbursement for tax planning services. This amount is only available as a reimbursement, not a guaranteed amount, and was limited in 2007 to $5,000 for Ms. Burzik as Chief Executive Officer, and up to $1,500 for the other named executive officers.

KCI also provides named executive officers with an annual executive physical exam, and this benefit was limited in 2007 to an expenditure of $1,500 for Ms. Burzik and $1,200 for the other named executive officers.

Additionally, Ms. Burzik and Dr. Fruchterman received relocation benefits, which were grossed up for tax purposes, including reimbursement of reasonable moving expenses, temporary housing costs, temporary use of a vehicle and travel expenses, in connection with their joining the KCI executive team. Ms. Burzik was also reimbursed for attorneys’ fees incurred in connection with the negotiation of her employment agreement. KCI also provided Mr. Menten with reasonable temporary housing costs, travel expenses for visits to his permanent residence and the use of a vehicle pursuant to the terms of his employment contract.

The attributed costs of these personal benefits are included in the “All Other Compensation” column of the 2007 Summary Compensation Table below.

Termination Payments

The Company enters into severance arrangements with its named executive officers based on its understanding of common market practice, which recognizes that senior executives are often unwilling to join and remain at a company without the assurance that they will be provided with a customary severance package if they are terminated by the Company other than for cause. In this regard, Ms. Burzik’s severance arrangements were negotiated as part of an overall package deemed necessary by the Compensation Committee to induce her to join the Company. The Company also entered into severance arrangements with Messrs. Landon and Seidel, Dr. Fruchterman and Ms. Sly with a view to ensuring their employment and preventing the distraction and loss of key employees which might otherwise occur in connection with rumored or actual fundamental corporate changes, and to promote retention despite the uncertainties of a contemplated or pending transaction. The Board determined which particular events would trigger payment based on current market practice. These agreements were structured with the terms and payout levels described below based on benchmark data provided by the Company’s independent compensation consultant. Please refer to the “Executive Benefits and Payments Upon Termination Table” on page 50 for more information regarding potential payments upon termination.

As more fully described under the heading “Effect of Change-in Control on Equity Grants,” for equity grants to employees under the 2004 Equity Plan, unless otherwise provided in an award agreement, if a participant’s employment or service is terminated other than for Cause (as defined therein) within 24 months following a Change in Control (as defined therein), then all outstanding options, shares of restricted stock and restricted stock units immediately vest. The Board determined which particular events would trigger payment based on current practice within the peer group. Pursuant to Ms. Burzik’s offer letter, in the event that her employment is terminated by the Company other than for Cause or by Ms. Burzik for Good Reason (as defined therein), then her new hire grant of stock options will become fully vested and the stock options will remain exercisable for three (3) years following her termination. In November 2006, Messrs. Carbeau, Menten and Seidel, Dr. Fruchterman and Ms. Sly also received a one-time equity grant of non-qualified options which vest ratably over four years, and which provide for immediate vesting upon termination of their employment by the Company other than for Cause.

Effect of Change-in Control on Equity Grants

Under the 2004 Equity Plan, unless otherwise provided in an award agreement, upon a Change in Control (as defined therein), all outstanding options, shares of restricted stock and restricted stock units vest immediately unless such awards are either assumed or an equitable substitution is made. In addition, if a participant’s employment or service is terminated other than for Cause (as defined therein) within 24 months following a Change in Control, then all outstanding options, shares of restricted stock and restricted stock units immediately vest.

The Board of Directors designed these Change in Control provisions to prevent the distraction and loss of key management personnel that may occur in connection with rumored or actual fundamental corporate changes, and to promote retention despite the uncertainties of a contemplated or pending transaction. The Board determined which particular events would trigger payment based on current practice within the peer group.

Pursuant to Ms. Burzik’s offer letter, in the event of a Change in Control, as defined under the 2004 Equity Plan, her new hire restricted stock and stock option awards immediately and fully vest. Additionally, if it is determined that any payments to her would be subject to any excise tax under Section 4999 of the IRS Code, KCI will pay Ms. Burzik a gross-up payment in an amount such that, after payment by her of all income and other taxes imposed on the gross-up payment, she retains an amount of the gross-up payment sufficient to pay such excise tax.

Tally Sheets

The Compensation Committee annually reviews total compensation tally sheets which describe all components of compensation for senior executives, including salary, target bonus, accumulated realized and unrealized stock option gains, the dollar value to the executive and cost to KCI of all perquisites and other personal benefits, and compensation under several potential severance and change-in-control scenarios. Based on this review for 2007 compensation, the Compensation Committee determined compensation for KCI’s senior executives to be appropriate.

The Compensation Committee reviewed all components of Ms. Burzik’s 2007 compensation, including salary, target bonus, accumulated realized and unrealized stock option gains, the dollar value to the executive and cost to KCI of all perquisites and other personal benefits, and compensation under several potential severance and change-in-control scenarios. Based on this review, the Compensation Committee determined Ms. Burzik’s total compensation was necessary to retain her services and therefore appropriate.

Management Stock Ownership Guidelines

In 2004, the Board of Directors adopted management stock ownership guidelines which encourage KCI executives to focus their efforts on the long-term success of KCI and to align executive and shareholder interests. These guidelines apply to the following senior executives indicated below at the indicated levels of aggregate fair market value in equity securities held.

Position	Stock Ownership Guidelines
Chief Executive Officer	5x annual base salary
Chief Financial Officer	3x annual base salary
General Counsel	3x annual base salary
Division Presidents	3x annual base salary
Other executives	2x annual base salary

The following shares count towards fulfillment of the stock ownership guidelines:

•	Shares owned outright by the executive or his or her immediate family members residing in the same household;

•	Restricted stock (as long as removal of restrictions is not solely contingent on performance); and

•	Shares held in the Employee Stock Purchase Plan.

Stock options (vested or unvested) do not count in determining compliance with the guidelines.

The target date for compliance for all covered senior executives employed by KCI as of the effective date of these guidelines is either (1) June 30, 2007 for those employed by KCI prior to June 30, 2001, or (2) June 30, 2009 for all others. New hires will have five years from their date of hire for compliance. If an executive’s stock ownership guideline increases because of change in title, a three-year period to achieve the incremental guideline will begin on the effective date of the change.

Annually, the Compensation Committee will review progress towards compliance with the guidelines, which permit variances in the event of extraordinary hardship or a precipitous decline in stock value. If an executive fails to meet his/her stock ownership guideline by the target date, the Compensation Committee may suspend future equity grants to that individual until they achieve compliance. As of March 31, 2008, all of KCI’s executive officers were in compliance with the guidelines.

Section 162(m) Policy

Section 162(m) of the Internal Revenue Code of 1986, as amended, places a $1,000,000 limit on the amount of non-performance based compensation that KCI may deduct in any one year with respect to each of its five most highly paid executive officers. Certain performance-based compensation approved by shareholders is not subject to the deduction limit. KCI’s shareholder-approved 2004 Equity Plan is qualified so that certain awards under the plan constitute performance-based compensation not subject to Section 162(m) of the Code. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Compensation Committee has not adopted a policy that all compensation must be deductible.

Policy on Recovery of Awards

KCI currently has no policy with regard to recovery of awards when financial statements are restated. However, awards of stock options, restricted stock and restricted stock units made under the 2004 Equity Plan generally have been subject to termination if the Compensation Committee or Board of Directors determines a recipient has been engaged in actions deemed to be detrimental to the Company and that would constitute cause for such termination.

The material in the following report is not “soliciting material,” is not deemed “filed” with the SEC, and is not incorporated by reference into any filing of KCI under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in such filing.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The Compensation Committee of the Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and contained in this Proxy Statement. Based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee of the Board of Directors:

C. Thomas Smith, Chairman

Ronald W. Dollens

N. Colin Lind

2007 Summary Compensation Table

The following table provides information concerning the compensation of the named executive officers for 2007 and 2006.

Name and Principal Position(1)	Year	Salary(2) ($)	Bonus(3) ($)	Stock Awards(4) ($)	Option Awards(4) ($)	Non-Equity Incentive Plan Compensation(5) ($)	Change in Pension Value and Non-qualified Deferred Compen- sation Earnings(6) ($)	All Other Compen- sation(7) ($)	Total ($)
Catherine M. Burzik Chief Executive Officer and President	2007 2006	800,000 124,242	— 350,000	1,196,324 150,443	1,868,121 203,407	1,175,200 —	— —	348,794 70,260	5,388,439 898,352

Martin J. Landon Chief Financial Officer and Senior Vice President	2007 2006	358,333 314,608	— —	142,839 93,252	570,620 438,141	282,783 168,025	— —	4,995 4,837	1,359,570 1,018,863

Stephen D. Seidel Senior Vice President, General Counsel & Secretary	2007 2006	331,750 318,900	— —	323,352 244,601	513,919 280,727	239,433 159,390	— —	5,484 4,842	1,413,938 1,008,460

Lynne D. Sly President, Global Therapeutic Support Systems	2007 2006	299,000 287,500	140,000 —	166,835 88,084	464,565 247,263	225,232 143,550	— —	63,344 4,842	1,358,976 771,239

Todd M. Fruchterman M.D., Ph.D., Senior Vice President, Research & Development and Chief Technology Officer	2007 2006	317,250 130,625	— 100,000	186,325 57,682	389,113 99,915	244,622 75,000	— —	133,527 117,167	1,270,837 580,389

Jörg W. Menten Former President, KCI International(8)(9)	2007 2006	278,181 330,204	— —	101,051 123,105	728,874 269,641	— 100,856	— —	900,464 118,954	2,008,570 942,760

Mark B. Carbeau Former President, KCI USA(10)	2007 2006	193,846 343,750	— —	(135,537 247,291)	585,688 427,652	— 169,400	— —	858,416 31,230	1,502,413 1,219,323

(1)	The material terms of each named executive officer’s employment agreement or arrangement is described below, under the heading “Executive Officer Employment Agreements.”

(2)	The column “Salary” indicates the amount of base salary paid to the named executive officer during the fiscal year.

(3)

The 2006 Bonus amounts include an amount paid as a sign-on bonus for Ms. Burzik and Dr. Fruchterman. The 2007 Bonus amount to Ms. Sly includes an international assignment bonus in the amount of $50,000 and a $90,000 special performance incentive bonus in connection with her international assignment.

(4)

The columns “Stock Awards” and “Option Awards” indicate the amount of compensation cost recognized by KCI in 2007 and 2006 for awards of stock or options, as described in Statement of Financial Accounting Standards No. 123 Revised (“SFAS 123(R)”). In connection with Mr. Carbeau’s separation from KCI, 19,150 unvested restricted stock awards, and 70,785 unvested stock options were canceled on June 30,2007. Additionally, in connection with Mr. Menten’s separation from KCI, 15,450 unvested restricted stock units, and 29,535 unvested stock options were canceled on April 30, 2007. For a discussion of valuation assumptions, please see Note 1(q) to the 2007 Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007. Please also refer to the “Grants of Plan-Based Awards in 2007” table below for additional information regarding stock awards granted in 2007.

(5)

In the column “Non-Equity Incentive Plan Compensation,” we disclose the dollar value of all earnings for services performed during the fiscal year pursuant to awards under non-equity incentive plans, including our Annual Incentive Bonus, or AIB, plan. Whether an award is included with respect to any particular fiscal year depends on whether the relevant performance measure was satisfied during the fiscal year. For example, our AIB awards are annual awards and the payments under those awards are made based upon the achievement of financial results and individual objectives measured as of December 31 of each fiscal year; accordingly, the amount we report for AIB corresponds to the fiscal year for which the award was earned even though such payment was made after the end of such fiscal year.

(6)

In 2007, none of these executives earned any above-market or preferential earnings on nonqualified deferred compensation. Therefore, in the column “Change in pension value and nonqualified deferred compensation earnings,” no amounts are disclosed.

(7)	In the column “All Other Compensation,” we disclose the sum of the dollar value of:

•	perquisites unless the aggregate amount of such perquisites is less than $10,000;
•	all “gross-ups” or other amounts reimbursed during the fiscal year for the payment of taxes;
•	amounts we paid or which became due related to severance;
•	our contributions to vested and unvested defined contribution plans; and
•	any life insurance premiums we paid during the year for the benefit of a named executive officer.

In accordance with SEC regulations, we report use of corporate resources by our executive officers as a perquisite or other personal benefit unless it is “integrally and directly related” to the performance of the executive’s duties. SEC rules require us to report this and other perquisites at our aggregate incremental cost. The amounts in the “All Other Compensation” column include amounts for the following perquisites: attorney fees, relocation expenses, travel expenses, tax reimbursements, personal tax preparation fees, executive physical examination fees, car allowance and housing allowance. Amounts for each perquisite were calculated as the actual amounts paid by KCI on behalf of each executive or reimbursements paid by KCI to such executive for such perquisite.

•	Amounts for attorney fees incurred in connection with the negotiation of Ms. Burzik’s employment agreement paid in 2007 were $107,698.
•	Amounts for relocation expenses to Ms. Burzik and Dr. Fruchterman in 2007 were $172,393 and $126,053, respectively.
•	Amounts for travel expenses incurred by Ms. Sly’s husband in connection with her international assignment were $37,081.
•	Amounts for tax reimbursements to Ms. Burzik, Ms. Sly, Dr. Fruchterman and Mr. Menten in 2007 were $62,042, $21,268, $4,175 and $8,765, respectively.
•	Amounts for car and housing allowances to Mr. Menten in 2007 were $32,939, and $24,079, respectively.

All Other Compensation also includes severance payments and amounts paid to defined contribution plans by KCI on behalf of executive officers.

•	Amount paid for Mr. Menten’s tax-qualified defined contribution plan in 2007 was $20,058.
•	Severance cost incurred by KCI for Mr. Menten and Mr. Carbeau in 2007 were $814,624 and $853,880, respectively.

(8)	Mr. Menten’s employment with the Company ended on April 30, 2007.

(9)

During his employment with KCI, Mr. Menten was a resident of the Netherlands. Where necessary, the amounts for Mr. Menten in the 2007 Summary Compensation Table have been converted from Euros at an average annual exchange rate for 2007 and 2006 of one Euro to $1.3717 and $1.2572, respectively.

(10)	Mr. Carbeau’s employment with the Company ended on June 30, 2007.

Executive Officer Employment Agreements

Upon hiring each of the named executive officers, KCI and the named executive officer executed an offer letter outlining the terms of employment for such officer. Each of these letters sets forth standard terms summarizing salary, bonus and benefits. None of the offer letters establishes a term of employment for any named executive officer. These offer letters are described below.

Catherine M. Burzik. On October 16, 2006, Ms. Burzik executed a written offer letter with the Company providing for her employment as President and Chief Executive Officer beginning on November 6, 2006. Her initial annual base salary was $800,000, which was increased as of April 1, 2008 to $845,000 per year. Ms. Burzik also is eligible to receive an annual performance-based bonus up to 200% of target with a target bonus of 100% of her annual base salary. Ms. Burzik was initially granted options to purchase 332,000 shares of KCI stock under the 2004 Equity Plan, which will vest ratably over four years, commencing on the first anniversary of her employment date. Ms. Burzik also initially received a restricted stock grant of 88,200 shares under the 2004 Equity Plan, which will vest fully on the third anniversary of her employment date, subject to her continued employment with KCI. In addition, on April 2, 2007, Ms. Burzik received a one-time equity grant comprised of options to purchase 115,530 shares of KCI stock, which will vest ratably over four years and 20,600 shares of restricted stock, which will vest ratably on the fourth, fifth, and sixth anniversaries of her employment with potential for acceleration based on certain performance factors, subject to her continued employment with KCI. Ms. Burzik is also eligible to receive annual equity grants in future periods. Certain relocation benefits were paid by KCI on Ms. Burzik’s behalf and are included within “All Other Compensation” in the 2007 Summary Compensation Table. All of the shares of restricted stock and stock options granted to Ms. Burzik upon her hiring immediately and fully vest upon a change in control. Ms. Burzik is also eligible for severance benefits in the event her employment is terminated upon the occurrence of certain events as discussed in “Potential Payments Upon Termination or Change in Control,” below.

Martin J. Landon. In 1994, Mr. Landon executed a written offer letter with the Company providing for his employment as Senior Director of Corporate Development. Mr. Landon is currently serving as Senior Vice President and Chief Financial Officer. Mr. Landon’s base compensation for calendar year 2007 was $358,333 and he is also eligible to receive an annual discretionary performance-based bonus of up to 200% of target. Mr. Landon’s target bonus for 2007 was 55% of his annual base salary. Mr. Landon is also eligible for severance benefits in the event his employment is terminated upon the occurrence of certain events as discussed in “Potential Payments Upon Termination or Change in Control,” below.

Stephen D. Seidel. In 2005, Mr. Seidel executed a written offer letter with the Company providing for his employment as Senior Vice President, General Counsel and Secretary. Mr. Seidel’s base compensation for calendar year 2007 was $331,750 and he is also eligible to receive an annual discretionary performance-based bonus up to 200% of target. Mr. Seidel’s target bonus for 2007 was 55% of his annual base salary. Mr. Seidel is also eligible for severance benefits in the event his employment is terminated upon the occurrence of certain events as discussed in “Potential Payments Upon Termination or Change in Control,” below.

Lynne D. Sly. In 2001, Ms. Sly executed a written offer letter with the Company providing for her employment as Vice President, Marketing, KCI USA. Ms. Sly is currently serving as President, Global Therapeutic Support Systems. Ms. Sly’s base compensation for calendar year 2007 was $299,000 and she is also eligible to receive an annual discretionary performance-based bonus of up to 200% of target. Ms. Sly’s target bonus for 2007 was 55% of her annual base salary. Ms. Sly is also eligible for severance benefits in the event her employment is terminated upon the occurrence of certain events as discussed in “Potential Payments Upon Termination or Change in Control,” below.

Todd M. Fruchterman, M.D., Ph.D. In 2006, Dr. Fruchterman executed a written offer letter with the Company providing for his employment as Senior Vice President, Research & Development. Dr. Fruchterman’s base compensation for calendar year 2007 was $317,250 and he is also eligible to receive an annual discretionary performance-based bonus up to 200% of target. Dr. Fruchterman’s target bonus for 2007 was 55% of his annual base salary. He is also eligible for severance benefits in the event his employment is terminated upon the occurrence of certain events as discussed in “Potential Payments Upon Termination or Change in Control,” below.

Jörg W. Menten. In 2001, Mr. Menten executed a contract with the Company providing for his employment as President of KCI International. Mr. Menten’s base compensation for calendar year 2007 was $278,181. Due to Mr. Menten’s departure from the Company during 2007, he was not eligible to receive a bonus under the Company’s 2007 Annual Incentive Bonus guidelines. Mr. Menten received severance benefits during 2007 as discussed in “Potential Payments Upon Termination or Change in Control,” below.

Mark B. Carbeau. In 2005, Mr. Carbeau executed a written offer letter with the Company providing for his employment as President of KCI USA. Mr. Carbeau’s base compensation for calendar year 2007 was $193,846. Due to Mr. Carbeau’s departure from the Company during 2007, he was not eligible to receive a bonus under the Company’s 2007 Annual Incentive Bonus guidelines. Mr. Carbeau received severance benefits during 2007 as discussed in “Potential Payments Upon Termination or Change in Control,” below.

Grants of Plan-Based Awards in 2007

The following table provides information concerning awards made to the named executive officers in 2007.

Name	Grant Date	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards($)(2)
			Threshold ($)	Target ($)	Maximum ($)
Catherine M. Burzik	4/2/07 4/2/07	3/30/07 3/30/07	400,000 — —	800,000 — —	1,600,000 — —	— 20,600 —	— — 115,530	— — 51.42	— 1,059,252 2,773,425

Martin J. Landon	4/2/07 4/2/07	3/30/07 3/30/07	96,250 — —	192,500 — —	385,000 — —	— 4,120 —	— — 23,110	— — 51.42	— 211,850 554,781

Stephen D. Seidel	4/2/07 4/2/07	3/30/07 3/30/07	92,125 — —	184,250 — —	368,500 — —	— 4,120 —	— — 23,110	— — 51.42	— 211,850 554,781

Lynne D. Sly	4/2/07 4/2/07	3/30/07 3/30/07	83,050 — —	166,100 — —	332,200 — —	— 4,120 —	— — 23,110	— — 51.42	— 211,850 554,781

Todd M. Fruchterman, M.D., Ph.D.	4/2/07 4/2/07	3/30/07 3/30/07	90,200 — —	180,400 — —	360,800 — —	— 4,120 —	— — 23,110	— — 51.42	— 211,850 554,781

Jörg W. Menten	—	—	—	—	—	—	—	—	—

Mark B. Carbeau	—	—	—	—	—	—	—	—	—

(1)

These columns report the range of potential amounts pursuant to awards under non-equity incentive plans, including our Annual Incentive Bonus guidelines, or AIB. Actual 2007 AIB payments were made in March 2008 and these amounts are reported in the 2007 Summary Compensation Table under “Non-Equity Incentive Plan Compensation.”

(2)

This column reports the aggregate SFAS 123(R) value of all awards granted during 2007. In contrast to how we present amounts in the 2007 Summary Compensation Table, we report such figures here without apportioning such amount over the service or vesting period.

Material Terms of Plans that Govern Share-Based Awards

In 2004, KCI’s shareholders approved the 2004 Equity Plan and the 2004 Employee Stock Purchase Plan. The 2004 Equity Plan was effective on February 27, 2004 and reserves for issuance of 7,000,000 shares of common stock to be awarded as stock options, stock appreciation rights, restricted stock and/or restricted stock units, subject to equitable adjustment for any stock dividend, stock split, merger, consolidation, combination, share repurchase or exchange or similar corporate action. Of the authorized shares, 20% may be issued in the form of restricted stock, restricted stock units or a combination of the two. The exercise price of options granted under the 2004 Equity Plan is equal to KCI’s closing stock price on the date that such option is granted. The options granted will vest and become exercisable incrementally over a period of four years unless otherwise provided in the option award agreement. The right to exercise an option terminates ten years after the grant date, unless sooner as provided for in the plan. Restricted stock and restricted stock units granted under the 2004 Equity Plan generally vest over a period of three to six years unless otherwise provided in the award agreement. Unless otherwise provided in an award agreement, in the event of a Change in Control, as defined in the 2004 Equity Plan, all outstanding restricted stock and restricted stock unit awards will vest, and all options and stock appreciation rights will become vested and exercisable unless the awards are either assumed or an equitable substitution is made for them. In addition, if within 24 months following the Change in Control, the participant’s employment is terminated other than for Cause, then all outstanding restricted stock and restricted stock unit awards will vest, and all options and stock appreciation rights will become vested and exercisable. Unless otherwise provided in an award agreement, the unvested portion of awards granted under the 2004 Equity Plan will be immediately cancelled upon termination of a participant’s employment or service with KCI, its subsidiaries and its affiliates. Generally, in the case of a participant whose employment or service terminates for reasons other than death or disability, all options and stock appreciation rights that are exercisable at the time of termination may be exercised by the participant for no longer than 30 days after the date of termination, and if such termination is by reason of death or disability, the exercisability period will be for no longer than 180 days after the date of termination. If a participant’s employment or service terminates for Cause, all options and stock appreciation rights held by the participant will immediately terminate. No option or stock appreciation right will be exercisable after the expiration of its term. For a discussion of the vesting of named executive officers’ awards under the 2004 Equity Plan, please refer to the discussion under “Potential Payments Upon Termination or Change in Control.”

Outstanding Equity Awards at 2007 Fiscal Year-End

The following table provides information concerning unexercised options, restricted stock and restricted stock units that have not vested, and equity incentive plan awards for each named executive officer outstanding as of the end of 2007. Each outstanding award is represented by a separate row, which indicates the number of securities underlying the award.

For option awards, the table discloses the exercise price and the expiration date. For restricted stock awards, the table provides the total number of shares of stock that have not vested and the aggregate market value of shares of stock that have not vested, including restricted stock that is both unearned and unvested.

We computed the market value of restricted stock awards by multiplying the closing market price of our stock at the end of the most recently completed fiscal year by the number of shares or units of stock or the amount of equity incentive plan awards, respectively.

	Option Awards(1)					Stock Awards(1)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Catherine M. Burzik	73,000 — —	249,000 115,530 —	— — —	33.99 51.42 —	11/6/2016 4/2/2017 —	— — 108,800	— — 5,827,328	— — —	— — —

Martin J. Landon	— 100,000 11,250 7,500 6,095 — —	20,000 60,000 3,750 7,500 18,285 23,110 —	— — — — — — —	7.00 10.00 44.41 59.58 41.17 51.42 —	1/6/2010 3/31/2010 4/1/2014 4/1/2015 4/1/2016 4/2/2017 —	— — — — — — 10,436	— — — — — — 558,952	— — — — — — —	— — — — — — —

Stephen D. Seidel	7,250 6,000 3,000 — 2,500 — —	7,250 6,000 6,000 16,455 22,500 23,110 —	— — — — — — —	59.58 50.78 39.01 41.17 33.99 51.42 —	4/1/2015 10/12/2015 11/14/2015 4/1/2016 11/6/2016 4/2/2017 —	— — — — — — 15,522	— — — — — — 831,358	— — — — — — —	— — — — — — —

Lynne D. Sly	4,924 7,500 1,550 10,500 5,485 7,500 — —	— 2,500 1,550 10,500 16,455 22,500 23,110 —	— — — — — — — —	4.81 44.41 59.58 39.19 41.17 33.99 51.42 —	7/23/2011 4/1/2014 4/1/2015 12/29/2015 4/1/2016 11/6/2016 4/2/2017 —	— — — — — — — 12,990	— — — — — — — 695,744	— — — — — — — —	— — — — — — — —

Todd M. Fruchterman, M.D., Ph.D.	7,075 — — —	27,225 18,750 23,110 —	— — — —	44.65 33.99 51.42 —	7/16/2016 11/6/2016 4/2/2017 —	— — — 18,170	— — — 973,185	— — — —	— — — —

Jörg W. Menten	—	—	—	—	—	—	—	—	—

Mark B. Carbeau	—	—	—	—	—	—	—	—	—

(1)

See the “Equity Awards Vesting Schedule for Awards Outstanding at 2007 Fiscal Year-End” chart below for the vesting dates of options, restricted stock and restricted stock units held at fiscal-year end.

(2)

The amounts in “Market Value of Shares or Units of Stock That Have Not Vested” were calculated using the closing price of KCI’s common stock on December 31, 2007, the last NYSE trading day of our fiscal year. The closing price of our stock on this date was $53.56.

Equity Awards Vesting Schedule for Awards Outstanding at 2007 Fiscal Year-End

	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options Unexercisable (#)	Number of Options Vesting (#)	Vesting Date	Number of Shares or Units of Stock That Have Not Vested (#)	Number of Awards Vesting (#)	Vesting Date(1)
Catherine M. Burzik	249,000 — — 115,530 — — — — — — —	83,000 83,000 83,000 28,883 28,883 28,882 28,882 — — — —	11/6/2008 11/6/2009 11/6/2010 4/2/2008 4/2/2009 4/2/2010 4/2/2011 — — — —	— — — — — — — 108,800 — — —	— — — — — — — 88,200 6,867 6,867 6,866	— — — — — — — 11/6/2009 4/2/2011 4/2/2012 4/2/2013

Martin J. Landon	20,000 60,000 3,750 7,500 — 18,285 — — 23,110 — — — — — — — — — — —	20,000 60,000 3,750 3,750 3,750 6,095 6,095 6,095 5,778 5,778 5,777 5,777 — — — — — — — —	1/6/2008 3/31/2008 4/1/2008 4/1/2008 4/1/2009 4/1/2008 4/1/2009 4/1/2010 4/2/2008 4/2/2009 4/2/2010 4/2/2011 — — — — — — — —	— — — — — — — — — — — — 10,436 — — — — — — —	— — — — — — — — — — — — 1,666 750 1,300 1,300 1,300 1,374 1,373 1,373	— — — — — — — — — — — — 4/1/2010 4/1/2008 4/1/2009 4/1/2010 4/1/2011 4/2/2011 4/2/2012 4/2/2013

Stephen D. Seidel	7,250 — 6,000 — 6,000 — 16,455 — — 22,500 — — 23,110 — — — — — — — — — — — — — —	3,625 3,625 3,000 3,000 3,000 3,000 5,485 5,485 5,485 7,500 7,500 7,500 5,778 5,778 5,777 5,777 — — — — — — — — — — —	4/1/2008 4/1/2009 10/12/2008 10/12/2009 11/14/2008 11/14/2009 4/1/2008 4/1/2009 4/1/2010 11/6/2008 11/6/2009 11/6/2010 4/2/2008 4/2/2009 4/2/2010 4/2/2011 — — — — — — — — — — —	— — — — — — — — — — — — — — — — 15,522 — — — — — — — — — —	— — — — — — — — — — — — — — — — 2,166 1,666 1,107 1,107 1,106 1,417 1,417 1,416 1,374 1,373 1,373	— — — — — — — — — — — — — — — — 4/1/2008 10/12/2008 4/1/2009 4/1/2010 4/1/2011 11/6/2009 11/6/2010 11/6/2011 4/2/2011 4/2/2012 4/2/2013

	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options Unexercisable (#)	Number of Options Vesting (#)	Vesting Date	Number of Shares or Units of Stock That Have Not Vested (#)	Number of Awards Vesting (#)	Vesting Date(1)
Lynne D. Sly	2,500 1,550 — 10,500 —	2,500 775 775 5,250 5,250	4/1/2008 4/1/2008 4/1/2009 12/29/2008 12/29/2009	— — — — —	— — — — —	— — — —

	16,455 — — 22,500 — — 23,110 — — — — — — — — — — — — — —	5,485 5,485 5,485 7,500 7,500 7,500 5,778 5,778 5,777 5,777 — — — — — — — — — — —	4/1/2008 4/1/2009 4/1/2010 11/6/2008 11/6/2009 11/6/2010 4/2/2008 4/2/2009 4/2/2010 4/2/2011 — — — — — — — — — — —	— — — — — — — — — — 12,990 — — — — — — — — — —	— — — — — — — — — — 300 1,000 1,107 1,107 1,106 1,417 1,417 1,416 1,374 1,373 1,373	— — — — — — — — — — 4/1/2008 12/29/2008 4/1/2009 4/1/2010 4/1/2011 11/6/2009 11/6/2010 11/6/2011 4/2/2011 4/2/2012 4/2/2013

Todd M. Fruchterman, M.D., Ph.D.	27,225 — — 18,750 — — 23,110 — — — — — — — — — — — —	9,075 9,075 9,075 6,250 6,250 6,250 5,778 5,778 5,777 5,777 — — — — — — — — —	7/16/2008 7/16/2009 7/16/2010 11/6/2008 11/6/2009 11/6/2010 4/2/2008 4/2/2009 4/2/2010 4/2/2011 — — — — — — — — —	— — — — — — — — — — 18,170 — — — — — — — —	— — — — — — — — — — 3,434 3,433 3,433 1,250 1,250 1,250 1,374 1,373 1,373	— — — — — — — — — — 7/16/2009 7/16/2010 7/16/2011 11/6/2009 11/6/2010 11/6/2011 4/2/2011 4/2/2012 4/2/2013

Jörg W. Menten	—	—	—	—	—	—

Mark B. Carbeau	—	—	—	—	—	—

(1)	The vesting dates presented may accelerate based on Company financial performance as discussed in “Compensation Discussion and Analysis.”

Option Exercises and Stock Vested in 2007

The following table provides information concerning exercises of stock options and awards which vested during 2007 for each of the named executive officers on an aggregated basis. The table reports the number of securities for which the options were exercised and for which restricted stock and restricted stock units vested, and the aggregate dollar value realized upon exercise of options and vesting of restricted stock and restricted stock units.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise (1) ($)	Number of Shares Acquired on Vesting (2) (#)	Value Realized on Vesting(3) ($)
Catherine M. Burzik	10,000	198,318	—	—
Martin J. Landon	100,000	4,153,672	2,334	132,229
Stephen D. Seidel	13,485	307,250	7,668	432,046
Lynne D. Sly	5,000	266,438	2,600	143,892
Todd M. Fruchterman, M.D., Ph.D.	8,250	190,376	—	—
Jörg W. Menten	141,517	4,493,500	750	37,980
Mark B. Carbeau	53,595	1,189,268	—	—

(1)

We computed the dollar amount realized upon exercise by multiplying the number of shares times the difference between the market price of the underlying securities at exercise and the exercise price of the options.

(2)	Shares withheld for minimum tax withholdings were 852 for Mr. Landon; 2,030 for Mr. Seidel; 690 for Ms. Sly and 273 for Mr. Menten.

(3)	We computed the dollar amount realized upon vesting by multiplying the number of shares times the closing price of KCI stock on the day of vesting.

2007 Nonqualified Deferred Compensation Table

Prior to January 1, 2007 KCI offered a deferred compensation plan for key management personnel. Under the plan, participants could defer eligible compensation, which consisted of salary and bonus. The participants may receive distributions in a lump sum, or over five or ten years upon retirement as defined, or at a date previously specified. Aggregate earnings of plan assets are based on interest earnings and/or capital appreciation of mutual funds individually selected by plan participants.

During 2006, the Company terminated the deferred compensation plan. In connection with this termination, the plan no longer accepted contributions after January 1, 2007. Previously-specified distributions for 2007 were made as scheduled and all other participant accounts were distributed in the first quarter of 2008.

The following table provides information with respect to our nonqualified deferred compensation. The amounts shown include compensation earned and deferred in prior years, and earnings on, or distributions of, such amounts.

Name	Executive Contributions in Last FY (1) ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY (2) ($)	Aggregate Withdrawals/ Distributions (3) ($)	Aggregate Balance at Last FYE (4) ($)
Catherine M. Burzik	—	—	—	—	—
Martin J. Landon (5)	—	—	5,421	—	111,533
Stephen D. Seidel	—	—	—	—	—
Lynne D. Sly	—	—	—	—	—
Todd M. Fruchterman, M.D., Ph.D.	—	—	—	—	—
Jörg W. Menten	—	—	—	—	—
Mark B. Carbeau	—	—	—	—	—

(1)	Indicates the aggregate amount contributed to such plan by each named executive officer during 2007.

(2)	Indicates the total dollar amount of interest accrued during 2007, which we believe to be at market rates.

(3)	Reports the aggregate dollar amount of all withdrawals by and distributions to the executive during 2007.

(4)	Reports the total balance of the executive’s account as of December 31, 2007.

(5)	Mr. Landon has contributed $172,550 to this plan, beginning in 1995.

Potential Payments Upon Termination or Change in Control

The information below describes and estimates certain compensation that would become payable under existing plans and arrangements if the named executive officer’s employment had terminated on December 31, 2007 (other than for Messrs. Carbeau and Menten which disclose the actual separation payments on the actual separation date), given the named executive officer’s compensation and service levels as of such date and, if applicable, based on KCI’s closing stock price on December 31, 2007 (the last NYSE trading day of 2007). These benefits are in addition to benefits available generally to salaried employees, such as distributions under KCI’s bonus plans, deferred contribution plans, disability benefits and accrued salary and vacation benefits.

Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different. Factors that could affect these amounts included the timing during the year of any such event and KCI’s stock price. There can be no assurance that a termination or change in control would produce the same or similar results as those described if occurring on another date or another price, or if any assumption used to prepare this information is not correct in fact.

Burzik Offer Letter. Under Ms. Burzik’s offer letter, in the event she leaves the employment of KCI for “Good Reason” or if she is terminated for any reason other than for “Cause,” she is eligible for the following severance pay and benefits: (i) a lump sum payment equal to two times her then prevailing base salary and target bonus; (ii) reimbursement of COBRA premiums for up to a total maximum of 18 months; (iii) a pro-rated payment of her incentive bonus; and (iv) the full vesting of the stock options granted at the time of her hiring. Under Ms. Burzik’s offer letter, “Good Reason” means the occurrence of any of the following without her prior written consent: (i) a material reduction of her authorities, duties, or responsibilities as an executive officer or director of KCI; provided, however, that following a change in control, it shall be considered Good Reason if she determines, in good faith, that she cannot continue her duties as Chief Executive Officer of KCI; (ii) KCI’s requiring her to be based at a location in excess of fifty miles from KCI’s headquarters in San Antonio; (iii) a material reduction of her base salary or target bonus percentage as in effect from time to time; (iv) the failure of KCI to obtain a satisfactory agreement from any successor company to assume and agree to perform KCI’s obligations under her offer letter and deliver a copy thereof to her; or (v) the failure of the Board to nominate or re-nominate her to serve on the Board. “Cause” is defined in Ms. Burzik’s offer letter as conduct involving one or more of the following: (i) the substantial and continuing failure to render services to KCI or any subsidiary or affiliate, provided that KCI or any subsidiary or affiliate provides her with adequate notice of such failure and, if such failure is capable of cure, she fails to cure such failure within 30 days of the notice; (ii) dishonesty, gross negligence, or breach of fiduciary duty; (iii) an indictment of, conviction of, or no contest plea to, an act of theft, fraud or embezzlement; (iv) the commission of a felony; or (v) a material breach of the terms of an agreement between her, on the one hand, and KCI or any subsidiary or affiliate on the other hand or a material breach of any material Company policy.

Ms. Burzik may also receive compensation equal to three times her then-prevailing base salary and target bonus in the event her employment is terminated at or after a Change in Control (as defined in the 2004 Equity Plan). If any lump sum payment to Ms. Burzik would individually or together with any other amounts paid or payable constitute an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, and applicable regulations thereunder, the amounts to be paid may be increased so that Ms. Burzik would receive the amount of compensation provided in her contract after payment of the tax imposed by Section 280G. In addition, in the event of a Change in Control, all the restricted stock and stock options granted in her offer letter will immediately vest.

If any payment, distribution or other benefit to Ms. Burzik, arising in connection with the terms and conditions of her offer letter would be subject to any tax under Section 4999 of the Internal Revenue Code of 1986, as amended, then KCI will pay Ms. Burzik an additional payment in an amount (“Gross-Up Payment”) such that, after payment by Ms. Burzik of all income and other taxes imposed on the Gross-Up Payment, she retains an amount of the Gross-Up Payment sufficient to pay the excise tax imposed on the payment.

Executive Retention Agreements. The Company entered into Executive Retention Agreements with each of Messrs. Landon and Seidel, Dr. Fruchterman as well as Ms. Sly. Each of the Executive Retention Agreements provides that if the executive is terminated without Cause or resigns for Good Reason, both terms as defined in the executive retention agreement, then the executive is eligible for a severance payment in the amount of his or her annual base salary and annual target bonus, and reimbursement of COBRA premiums for up to 12 months following the date of such termination. Alternatively, if the executive is terminated without Cause or resigns for Good Reason within 24 months following a Change in Control (as defined therein), the executive is eligible for a severance payment amount of two times the sum of his or her base salary and annual target bonus, and reimbursement of COBRA premiums for up to 18 months.

2004 Equity Plan. The 2004 Equity Plan provides that, upon the occurrence of a Change in Control, all outstanding equity awards will become immediately vested unless such awards are either assumed or an equitable substitution is made therefor. In addition, if, within 24 months following a Change in Control, the participant’s employment or service with the Company, any subsidiary or affiliate thereof, or any successor to any of the foregoing is terminated other than for Cause, then all outstanding equity awards held by such participant shall immediately vest. Additionally, certain executives were granted options that provided for immediate vesting in the event he or she is terminated by the Company other than for Cause.

Management Equity Plan. The 1997 Management Equity Plan provides that in the event of a participant’s termination by reason of death or disability, all outstanding equity awards held by such participant shall immediately vest.

Carbeau Separation Agreement. On May 30, 2007, the Company and Mr. Carbeau entered into an Employment Separation and Release Agreement. In exchange for certain undertakings by Mr. Carbeau (described below), the Company has agreed to provide Mr. Carbeau with certain benefits, the most significant of which are the following: a lump sum payment of $730,000; reimbursement of legal fees not to exceed $5,000; up to $20,000 outplacement assistance; acceleration of vesting of options to purchase 30,000 shares of Company common stock; and a target bonus opportunity of $100,000. The total value of such undertakings is calculated to be equal to $1,686,894. In exchange for these payments, Mr. Carbeau agreed (i) to release the Company from any potential claims he may have against Company; (ii) to maintain the confidentiality of the Company’s confidential matters; and (iii) that for a period of one year following termination, he would not solicit employees of the Company.

Menten Settlement Agreement. On June 25, 2007, the Company and Mr. Menten entered into a Settlement Agreement. In exchange for certain undertakings by Mr. Menten (described below), the Company has agreed to provide Mr. Menten with certain benefits, the most significant of which are the following: a lump sum payment of €484,000; reimbursement of legal fees not to exceed €5,000; cost of tax preparation fees for Mr. Menten’s 2007 tax returns to be filed in Germany and the Netherlands estimated to be €21,704; acceleration of vesting of options to purchase 30,000 shares of Company common stock; and a bonus payment of €109,000. The total value of such undertakings is calculated to be approximately $1,221,862 (converted from Euros at an average annual exchange rate for 2007 of one Euro to $1.3717). In exchange for these payments, Mr. Menten agreed (i) to discharge the Company with respect to his employment and termination thereof; (ii) to maintain the confidentiality of the Company’s confidential matters; and (iii) to non-compete and non-solicit provisions until April 30, 2008.

Executive Benefits and Payments upon Termination Table

The following table shows the potential payments to our named executive officers under existing agreements, plans or other arrangements for various scenarios involving a change in control or termination of employment, in each case assuming the termination date was December 31, 2007, and where applicable using the closing price of our common stock of $53.56 on that date, and excludes Messrs. Carbeau and Menten due to their departure from the Company during 2007:

Name	Good Reason Termination ($)	Involuntary Not for Cause Termination ($)	Change in Control(1) ($)	Termination Following a Change in Control(2) ($)	Death or Disability ($)
Catherine M. Burzik
Severance	3,200,000	3,200,000	—	4,800,000	3,200,000
Accelerated Vesting of Long-Term Incentives	9,596,922	9,596,922	9,596,922	1,350,570	9,596,922
Tax Gross-Up(3)	—	—	—	3,384,113	—
COBRA premium reimbursements(4)	15,714	15,714	—	15,714	15,714

Total	12,812,636	12,812,636	9,596,922	9,550,397	12,812,636
Martin J. Landon
Severance	577,500	577,500	—	1,155,000	—
Accelerated Vesting of Long-Term Incentives	—	—	—	869,271	3,544,800
COBRA premium reimbursements(4)	11,484	11,484	—	17,226	—

Total	588,984	588,984	—	2,041,497	3,544,800
Stephen D. Seidel
Severance	519,250	519,250	—	1,038,500	—
Accelerated Vesting of Long-Term Incentives	—	440,325	—	1,628,996	667,955
COBRA premium reimbursements(4)	11,484	11,484	—	17,226	—

Total	530,734	971,059	—	2,684,722	667,955
Lynne D. Sly
Severance	468,100	468,100	—	936,200	—
Accelerated Vesting of Long-Term Incentives	—	440,325	—	1,563,162	667,955
COBRA premium reimbursements(4)	10,476	10,476	—	15,714	—

Total	478,576	918,901	—	2,515,076	667,955
Todd M. Fruchterman, M.D., Ph.D.
Severance	508,400	508,400	—	1,016,800	—
Accelerated Vesting of Long-Term Incentives	—	366,938	—	1,632,153	567,788
COBRA premium reimbursements(4)	11,484	11,484	—	17,226	—

Total	519,884	886,822	—	2,666,179	567,788

(1)	This column assumes that long-term incentives were assumed by a successor corporation.

(2)	This column excludes any benefit the executive would also be entitled to receive upon the occurrence of a Change in Control as disclosed in the column immediately to the left.

(3)

This amount was calculated with the following assumptions: a 20% excise tax rate, a 35% federal income tax rate, a 1.45% Medicare tax rate, a 0.35% phase-out of itemized deductions rate, and a 0% Texas state income tax rate.

(4)	This amount is based on the estimated annual cost of health care premiums to KCI, and represents the maximum potential reimbursement amount.

2007 Director Compensation Table

The following table provides information concerning the compensation of the non-employee members of the Board of Directors for 2007.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Ronald W. Dollens	111,500	93,297	99,920	—	—	—	304,717
James R. Leininger, M.D.(2)	61,500	74,981	81,606	—	—	101,312	319,399
John P. Byrnes	82,500	74,981	81,606	—	—	—	239,087
Woodrin Grossman	101,000	65,719	65,352	—	—	—	232,071
Harry R. Jacobson, M.D.	81,000	74,981	81,606	—	—	—	237,587
N. Colin Lind	75,000	74,981	81,606	—	—	—	231,587
David J. Simpson	79,500	74,981	81,606	—	—	—	236,087
C. Thomas Smith	105,500	74,981	81,606	—	—	—	262,087
Donald E. Steen	76,500	74,981	81,606	—	—	—	233,087

(1)

The columns “Stock Awards” and “Option Awards” indicate the amount of compensation cost recognized by KCI in fiscal 2007 for awards of restricted stock or options, as described in SFAS 123(R). For a discussion of valuation assumptions, please see Note 1(q) to the 2007 Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

(2)

All Other Compensation for Dr. Leininger consists of $101,312 of costs incurred by KCI on behalf of Dr. Leininger associated with office facilities and administrative assistance at our corporate headquarters in San Antonio, Texas.

Director Compensation

KCI uses a combination of cash and equity-based incentives to attract and retain qualified candidates to serve on the Board of Directors. Total compensation is determined by the Board of Directors, based upon market analyses obtained by the Board of Directors from the compensation consultant.

In December 2007, the Board of Directors revised KCI’s director compensation policy, effective January 1, 2008. The following table provides information regarding the annual cash compensation to each outside director in 2007 and 2008 pursuant to the KCI director compensation policy:

Director Cash Compensation	2007	2008
Annual cash retainer	$35,000	$45,000
Additional retainer for Chairperson of the Board	$35,000	$35,000
Additional retainer for Chairperson of the Audit and Compliance Committee	$20,000	$20,000
Additional retainer for Chairperson of the Compensation Committee	$20,000	$20,000
Additional retainer for Chairperson of all other committees	$10,000	$10,000
Meeting fee (for each quarterly meeting attended)	$2,500	$—
Meeting fee (for each non-quarterly Board or committee meeting attended)	$1,500	$1,500

In addition, the 2007 director compensation policy provided for each outside director to receive an annual grant of stock options with a Black-Scholes calculated value equal to $90,000, or $180,000 for the Chairperson of the Board. In addition, each outside director also received an annual grant of restricted stock approximately equal in value to $90,000 as of the date of grant, or $180,000 for the Chairperson of the Board. During 2007, aggregate stock options and restricted stock granted to outside directors totaled 44,371 shares and 18,281 shares, respectively.

The 2008 director compensation policy provides that each outside director will receive an annual grant of stock options with a Black-Scholes calculated value equal to $100,000, or $200,000 for the Chairperson of the Board. In addition, each outside director will also receive an annual grant of restricted stock approximately equal in value to $100,000 as of the date of grant, or $200,000 for the Chairperson of the Board.

KCI also bears the expense of office facilities and administrative assistance at our corporate headquarters in San Antonio, Texas for Dr. James R. Leininger, founder of KCI and Chairman Emeritus of the Board of Directors. The total amount of expenses borne by KCI in this regard for 2007 was $101,312. This amount is included within All Other Compensation within the 2007 Director Compensation Table.

The 2003 Non-Employee Directors Stock Plan became effective on May 28, 2003, and was amended and restated on November 9, 2004, November 15, 2005, November 28, 2006 and December 4, 2007. The exercise price of stock options granted under this plan is equal to the closing price of our common stock on the date that such stock option is granted. The stock options granted will vest and become exercisable incrementally over a period of three years. The right to exercise a stock option terminates seven years after the grant date, unless sooner as provided for in the Director Plan. In the event of a change in control or termination by reason of the director’s death or disability, the stock option would vest in full.

The restricted stock grant will vest in full on the third anniversary of the date of grant, provided that if the director fails to be re-elected to serve as a Board member, then for each full year such director served as a Board member during such three-year period, one-third (1/3) of the restricted shares would vest. In the event of a change in control or termination by reason of the director’s death or disability, the restricted stock grant would vest in full.

Supplemental Schedule of Equity Awards Outstanding for Directors at Year End 2007

Name	Stock Options – Number of Securities Underlying Unexercised Options (#)	Stock Awards – Number of Shares of Stock That Have Not Vested (#)
Ronald W. Dollens(1)	23,684	6,257
James R. Leininger, M.D.(2)	17,187	4,428
John P. Byrnes(3)	19,246	4,428
Woodrin Grossman(4)	13,937	5,428
Harry R. Jacobson, M.D.(5)	19,246	4,428
N. Colin Lind(6)	17,187	4,428
David J. Simpson(7)	19,246	4,428
C. Thomas Smith(8)	19,246	4,428
Donald E. Steen(9)	19,246	4,428

(1)	As of December 31, 2007, Mr. Dollens held 13,288 vested and 10,396 unvested stock options.

(2)	As of December 31, 2007, Dr. Leininger held 10,489 vested and 6,698 unvested stock options.

(3)	As of December 31, 2007, Mr. Byrnes held 12,548 vested and 6,698 unvested stock options.

(4)	As of December 31, 2007, Mr. Grossman held 6,323 vested and 7,614 unvested stock options.

(5)	As of December 31, 2007, Dr. Jacobson held 12,548 vested and 6,698 unvested stock options.

(6)	As of December 31, 2007, Mr. Lind held 10,489 vested and 6,698 unvested stock options.

(7)	As of December 31, 2007, Mr. Simpson held 12,548 vested and 6,698 unvested stock options.

(8)	As of December 31, 2007, Mr. Smith held 12,548 vested and 6,698 unvested stock options.

(9)	As of December 31, 2007, Mr. Steen held 12,548 vested and 6,698 unvested stock options.

Indemnification of Directors and Officers and Limitation of Liability

The Texas Business Corporation Act, or TBCA, permits us to indemnify, advance expenses to, and purchase and maintain insurance on behalf of, directors and officers, among others. Our Certificate of Incorporation and By-laws provide for the indemnification of our directors and officers to the fullest extent permitted by the TBCA, including circumstances in which indemnification is otherwise discretionary.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee during fiscal 2007 were Ronald W. Dollens, N. Colin Lind and C. Thomas Smith. None of the members of the Compensation Committee during fiscal 2007 was an officer or employee of KCI or any of its subsidiaries, or was formerly an officer of KCI or any of its subsidiaries.

Mr. Lind is affiliated with Blum Capital Partners, L.P., which together with its affiliates, hold greater than 5% of our outstanding common stock. Mr. Lind also owns a minority interest in Blum Capital Partners, L.P. In January 2005, the shareholder agreement among KCI and various shareholders, including Blum Capital Partners, L.P. and its related parties, was amended and restated. Under the amended shareholder agreement, we are required to file a shelf registration statement permitting the continuous resale of securities from time to time. We are also required to indemnify them for designated liability under the securities laws.

The material in the following report is not “soliciting material,” is not deemed “filed” with the SEC, and is not incorporated by reference into any filing of KCI under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in such filing.

Report of the Audit and Compliance Committee of the Board of Directors

The Audit and Compliance Committee of the Board of Directors oversees our financial reporting process on behalf of the Board of Directors. It meets with management and our independent auditors throughout the year and reports the results of its activities to the Board of Directors. In accordance with its responsibilities set forth in the committee charter, the Audit and Compliance Committee has done the following:

Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2007 with management;

Discussed with Ernst & Young LLP, the independent auditors, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards), as amended; and

Received written disclosure and the letter regarding independence from Ernst & Young LLP as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with Ernst & Young LLP its independence.

Based on the foregoing, the Audit and Compliance Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2007.

Submitted by The Audit and Compliance Committee of the Board of Directors:

Woodrin Grossman, Chairman

John P. Byrnes

Harry R. Jacobson, M.D.

Principal Accounting Fees and Services

Audit Fees

The aggregate fees billed by Ernst & Young LLP, our independent auditors, for professional services rendered for the audit of our annual consolidated financial statements included in our Annual Reports on Form 10-K, audits of internal controls, the reviews of the consolidated financial reports included in our Quarterly Reports on Form 10-Q and statutory audits, in each case, for the years ended December 31, 2007 and 2006 amounted to approximately $1.8 million and $1.7 million, respectively.

Audit Related Fees

No audit related fees were billed for the years ended December 31, 2007 and 2006.

Tax Fees

The aggregate fees billed by Ernst & Young LLP for professional services rendered for tax compliance, tax advice and tax planning for the years ended December 31, 2007 and 2006 amounted to approximately $740,000 and $510,000, respectively. Such services consisted of tax planning, transaction support and compliance.

All Other Fees

The aggregate fees billed by Ernst & Young LLP for services other than those described above under “Audit Fees,” “Audit Related Fees” and “Tax Fees” for each of the years ended December 31, 2007 and 2006 amounted to approximately $2,000. Such services consisted of online research support.

Audit and Compliance Committee Pre-Approval Policies and Procedures

The Audit and Compliance Committee polices and procedures for pre-approving all audit and non-audit services provided by our independent auditors require that all engagements for services by Ernst & Young LLP or other independent auditors be subject to prior approval by the Audit and Compliance Committee. For audit services, the auditor must provide the Audit and Compliance Committee with an audit plan, no later than May 31 of each year, which outlines the scope of the audit services proposed to be performed during the fiscal year, along with a fee estimate. If approved by the Audit and Compliance Committee, the audit plan is formally accepted by the Audit and Compliance Committee at a regularly scheduled meeting. For non-audit services, our management must submit to the Audit and Compliance Committee for approval, no later than May 31 of each year, the list of non-audit services that it recommends the auditor be engaged to provide that year, along with a fee estimate for the services. The Audit and Compliance Committee will review, and at its sole discretion, approve, a list of services along with fees for such services. The Audit and Compliance Committee is to be informed routinely by management and the auditor as to the non-audit services actually provided by the auditor pursuant to the pre approval process.

Additionally, the Audit and Compliance Committee has delegated to its Chairman the authority to amend or modify the list of approved, permissible, non audit services and fees for which estimated fees do not exceed $50,000. The Chairman will report any such action taken to the Audit and Compliance Committee at its next meeting.

All services provided by Ernst & Young LLP and the related fees set forth above were unanimously approved by the Audit and Compliance Committee in accordance with the pre-approval procedures described above, and were deemed not incompatible with maintaining Ernst & Young’s independence.

Certain Relationships and Related Transactions

Review, Approval and Ratification of Transactions with Related Persons

KCI’s Codes of Conduct provide the Company’s written policies and procedures for the review of any activities by a director, executive officer or employee or members of their immediate families that create or appear to create an actual or potential conflict of interest.

The Directors’ Code of Business Conduct and Ethics prohibits directors from taking for themselves personally an opportunity that is discovered through the use of Company property, information or position without the consent of the Board of Directors. It also requires directors to disclose to the Audit and Compliance Committee actual or potential conflicts of interest. The policy generally does not provide a blanket prohibition on the use of an opportunity or a conflict of interest, but instead requires disclosure to the Board or a designated committee for further review and appropriate action by the Board of Directors.

The Code of Ethics for Chief Executive and Senior Financial Officers requires designated officers to comply with the laws that govern the conduct of the Company’s business and to report suspected violations. It requires these officers to promote compliance with the Company’s policy to make full and accurate disclosure in the documents filed with the SEC and also requires disclosure of a conflict of interest to the Audit and Compliance Committee.

The KCI Code of Conduct for Ethical Business Practices details numerous obligations for all Company employees relating to (a) responsibilities to the organization, (b) fair dealing, (c) antitrust laws, (d) responsibilities to other employees, (e) interacting with the government, (f) international business, and (g) healthcare laws.

It is not possible to describe the many types of transactions covered by these policies meaningfully. The policies are intended to cover significant transactions such as contracts, investments, purchase orders or acquisitions or divestitures between the Company and its officers and directors or their affiliates.

Information about KCI’s Codes of Conduct, independent directors, independence criteria and other corporate governance matters is available in this Proxy Statement under the heading “Corporate Governance and Board of Directors Matters,” above, and is also available on our website at www.kci1.com.

Related Transactions

Dr. Leininger, Blum Capital Partners, L.P., each together with their respective affiliates, own greater than 5% of our outstanding common stock as of March 31, 2008. Blum Capital Partners, L.P. and its related parties are affiliated with N. Colin Lind, a current KCI director. Mr. Lind also owns a minority interest in Blum Capital Partners and certain affiliated funds. Dr. Leininger is a current director of KCI and Chairman Emeritus of the Board of Directors. KCI provides Dr. Leininger with office space and administrative assistance at its corporate headquarters.

The shareholder agreement among KCI, Blum Capital Partners, L.P., Dr. Leininger, their respective related parties, and certain other parties was amended and restated in January 2005. Under the amended shareholder agreement, we are required to file a shelf registration statement permitting the continuous resale of securities from time to time upon written request. We are also required to indemnify them for designated liability under the securities laws.

A member of our Board of Directors, David J. Simpson, is a former officer of Stryker Corporation, with which we conduct business on a limited basis. During fiscal 2007, we purchased approximately $3.1 million in hospital bed frames from Stryker. The transactions between KCI and Stryker are not material to either party.

Moreover, our relationship with Stryker predates Mr. Simpson’s election to our Board. We have had a business relationship with Stryker since 1994, and Mr. Simpson joined our Board of Directors in 2003. Stryker and KCI have terminated their business relationship as of December 31, 2007.

In addition, Mr. Simpson’s son is a senior accountant with Ernst & Young LLP. Ernst & Young has served as our independent auditors since 1997; Mr. Simpson’s son joined Ernst & Young in 2006. Ernst & Young is aware of this relationship and has confirmed its independence. During fiscal year 2007, the amount of all fees billed by Ernst & Young totaled approximately $2.5 million.

A member of our Board of Directors, Harry R. Jacobson, M.D., is the Vice Chancellor for Health Affairs of Vanderbilt University, with which we conduct business on a limited basis. During fiscal 2007, we recorded revenue of approximately $1.5 million for V.A.C.® products and therapeutic support systems billed to Vanderbilt University.

Other Matters

The Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

No person is authorized to give any information or to make any representation not contained in this Proxy Statement, and, if given or made, such information or representation should not be relied upon as having been authorized. This Proxy Statement does not constitute the solicitation of a proxy, in any jurisdiction, from any person to whom it is unlawful to make such proxy solicitation in such jurisdiction. The delivery of this Proxy Statement shall not, under any circumstances, imply that there has not been any change in the information set forth herein since the date of the Proxy Statement.

Additional Information

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to multiple shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process of “householding” potentially provides extra convenience for shareholders and cost savings for companies. KCI and some brokers household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to American Stock Transfer and Trust Company at 59 Maiden Lane, New York, New York 10038, or by calling 1-800-937-5449.

By Order of the Board of Directors

Stephen D. Seidel

Senior Vice President, General Counsel and Secretary

April 23, 2008

A copy of our 2007 Annual Report to Shareholders has been included within the package of materials sent to you.

EXHIBIT A

KINETIC CONCEPTS, INC.

2008 OMNIBUS STOCK INCENTIVE PLAN

Section 1. General Purpose of Plan; Coordination with Other Plans; Definitions.

The name of this plan is the Kinetic Concepts, Inc. 2008 Omnibus Stock Incentive Plan (the “Plan,” or the “2008 Plan”). The purpose of the Plan is to enable the Company (defined below) to attract, retain and provide equity incentives and/or cash awards to selected persons to promote the financial success of the Company.

On February 19, 2008 the Board (defined below) adopted the 2008 Plan, as set forth herein, subject to the approval of the shareholders of the Company, and in connection with such adoption, took the following additional actions: the Board amended the Company’s 2003 Non-Employee Directors Stock Plan, as amended and restated on December 4, 2007 (the “2003 Plan”) and the Company’s 2004 Equity Plan (the “2004 Plan”) to provide that (A) as of the Effective Date (as defined below) of the 2008 Plan, no new awards shall be made under the 2003 Plan or the 2004 Plan, and (B) from and after the Effective Date of the 2008 Plan, any and all shares that would otherwise become available for issuance under the terms of the 2003 Plan or the 2004 Plan by reason of the expiration, cancellation, forfeiture or termination of an outstanding award under such respective plans shall again be available for grant under the 2008 Plan as of the date of such expiration, cancellation, forfeiture or termination.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a) “Administrator” means the Committee, or if and to the extent the Committee does not administer the Plan, the Board in accordance with Section 2 below.

(b) “Affiliate” means with respect to any entity, any other corporation, organization, association, partnership, sole proprietorship or other type of entity, whether incorporated or unincorporated, directly or indirectly controlling or controlled by or under direct or indirect common control with such entity.

(c) “Award” means any Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Units, Performance Share, Stock Bonus, Cash Award or any combination of the foregoing granted pursuant to the terms of the Plan.

(d) “Board” means the Board of Directors of the Company.

(e) “Cash Award” means the right to receive cash as described in Section 8 below.

(f) “Cause” (x) in the case of a Participant who is a party to a written employment agreement with the Company or any of its Affiliates that contains a definition of “cause,” “termination for cause,” or any other similar term or phrase, shall have the meaning set forth in such agreement unless otherwise provided in an Award agreement; and (y) in the case of a Participant who is not a party to an agreement described in (x) above, shall mean conduct involving one or more of the following: (i) the substantial and continuing failure of the Participant to render services to the Company or any of its Affiliates in accordance with the Participant’s obligations and position with the Company or any of its Affiliates; (ii) dishonesty, gross negligence, or breach of fiduciary duty; (iii) the Participant’s indictment of, conviction of, or no contest plea to, an act of theft, fraud or embezzlement, or a felony; or (iv) a material breach of (a) the terms of an agreement between the Participant and the Company or any of its Affiliates, or (b) any Company policy.

(g) “Change in Control” means a change in the ownership or control of the Company, effected through any of the following events:

(i) any Person or “Group” (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) is or becomes the “Beneficial Owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company) representing 50% or more of the

Company’s then-outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of paragraph (iii) below; or

(ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the Effective Date, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended; or

(iii) there is consummated a merger or consolidation of the Company with any other corporation other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a re-capitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company) representing 50% or more of the combined voting power of the Company’s then-outstanding securities; or

(iv) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity at least 50% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing, with respect to any Award that constitutes a deferral of compensation subject to Section 409A of the Code, the above definition of Change in Control shall not apply, and instead “Change in Control” shall mean a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company under Section 409A(a)(2)(A)(v) of the Code and regulations thereunder.

(h) “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto, and any regulations promulgated thereunder.

(i) “Committee” means any committee the Board may appoint to administer the Plan. To the extent necessary and desirable, the Committee shall be composed entirely of individuals who meet the qualifications referred to in Section 162(m) of the Code and Rule 16b-3 under the Exchange Act.

(j) “Company” means Kinetic Concepts, Inc., a Texas corporation (or any successor corporation).

(k) “Disability” (x) in the case of a Participant who is a party to a written employment agreement with the Company or any of its Affiliates that contains a definition of “disability” such Participant shall be considered to be disabled if the Participant meets the requirements set forth in such agreement unless otherwise provided in an Award agreement; and (y) in the case of a Participant who is not a party to an agreement described in (x) above, such Participant shall be considered disabled if such Participant meets one of the following requirements: (i) any physical or mental condition that would qualify a Participant for a disability benefit under any long-term disability plan maintained by the Company or any of its Affiliates by which the Participant is employed; (ii) when used in connection with the exercise of an Incentive Stock Option following termination of employment, disability within the meaning of Section 22(e)(3) of the Code;

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(iii) solely to the extent necessary to satisfy Section 409A of the Code, disability within the meaning of Section 409A of the Code or (iv) such other condition as may be determined in the sole discretion of the Administrator to constitute Disability.

(l) “Effective Date” means the date as of which this Plan is approved by the shareholders of the Company, which is anticipated to be May 20, 2008.

(m) “Eligible Recipient” means an officer, director, employee, consultant or advisor of the Parent, Company or any of its Affiliates.

(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(o) “Fair Market Value” means, as of any given date, with respect to any Awards granted hereunder: (A) the closing sale price of a share of Stock on such date on the principal securities exchange on which the Company’s equity securities are listed or traded, or, if on such date no trade was conducted, the most recent preceding date on which there was such a trade; (B) the fair market value of a share of Stock as determined in accordance with a method prescribed in the agreement evidencing any Award hereunder; or (C) the fair market value of a share of Stock as otherwise determined by the Administrator in the good faith exercise of its discretion and in compliance with Section 409A of the Code.

(p) “Incentive Stock Option” means any Stock Option intended to be designated as an “incentive stock option” within the meaning of Section 422 of the Code.

(q) “Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option, including any Stock Option that provides (as of the time such Stock Option is granted) that it will not be treated as an Incentive Stock Option.

(r) “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations in the chain (other than the Company) owns stock possessing 50% or more of the combined voting power of all classes of stock in one of the other corporations in the chain.

(s) “Participant” means any Eligible Recipient selected by the Administrator, pursuant to the Administrator’s authority in Section 2 below, to receive Awards.

(t) “Performance Shares” means shares of Stock that are subject to restrictions which lapse upon the attainment of specified performance objectives granted pursuant to Section 7 below.

(u) “Person” shall have the meaning set forth in Section 3(a)(9) of the Exchange Act, except that such term shall not include (1) the Company, (2) a trustee or other fiduciary holding securities under an employee benefit plan of the Company, (3) an underwriter temporarily holding securities pursuant to an offering of such securities, or (4) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(v) “Restricted Stock” means shares of Stock subject to certain restrictions granted pursuant to Section 7 below.

(w) “Restricted Stock Unit” means the right to receive Stock or cash at the end of a specified deferral period granted pursuant to Section 7 below, as determined by the Administrator in its sole discretion.

(x) “Rule 16b-3” means the Rule 16b-3 promulgated under the Exchange Act, as amended from time to time.

(y) “Stock” means the common stock, par value $0.001 per share of the Company.

(z) “Stock Appreciation Right” means the right pursuant to an award granted under Section 6 below to receive an amount equal to the excess, if any, of (A) the Fair Market Value, as of the date such Stock Appreciation Right or portion thereof is surrendered, of the shares of Stock covered by such right or such portion thereof, over (B) the aggregate exercise price of such right or such portion thereof.

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(aa) “Stock Bonus” means a bonus payable in shares of Stock granted pursuant to Section 7 hereof.

(bb) “Stock Option” means an option to purchase shares of Stock granted pursuant to Section 5 below.

(cc) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations (other than the last corporation) in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

Section 2. Administration.

The Plan shall be administered in accordance with the requirements of Section 162(m) of the Code (but only to the extent necessary and desirable to maintain qualification of Awards under the Plan under Section 162(m) of the Code) and, to the extent applicable, Rule 16b-3, by the Board or, at the Board’s sole discretion, by the Committee, which shall be appointed by the Board, and which shall serve at the pleasure of the Board.

Pursuant to the terms of the Plan, the Administrator shall have the power and authority to grant Awards to Eligible Recipients pursuant to the terms of the Plan. The Administrator shall have the authority:

(a) to select those Eligible Recipients who shall be Participants;

(b) to determine whether and to what extent Awards are to be granted hereunder to Participants;

(c) to determine the number of shares of Stock to be covered by each Stock-based Award granted hereunder;

(d) to determine the terms and conditions, not inconsistent with the terms of the Plan, of each Award granted hereunder (including, but not limited to, (x) the restrictions applicable to awards of Restricted Stock or Restricted Stock Units and the conditions under which restrictions applicable to such awards of Restricted Stock or Restricted Stock Units shall lapse, and (y) the performance goals and periods applicable to awards of Performance Shares);

(e) to determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, exchanged or surrendered;

(f) to make adjustments in the performance goals that may be required for any Award in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company (to the extent not inconsistent with Section 162(m) of the Code, if applicable), or in response to changes in applicable laws, regulations, or accounting principles;

(g) to determine the terms and conditions, not inconsistent with the terms of the Plan that shall govern all written instruments evidencing Awards granted hereunder; and

(h) to make all other determinations deemed necessary or advisable for the administration of the Plan.

Subject to Section 162(m) of the Code and Section 16 of the Exchange Act, to the extent the Committee deems it necessary, appropriate or desirable to comply with foreign law or practices and to further the purpose of the Plan, the Committee may, without amending this Plan, establish special rules applicable to Awards granted to Participants who are foreign nationals, are employed outside the United States, or both, including rules that differ from those set forth in the Plan, and grant Awards to such Participants in accordance with those rules.

The Administrator shall have the authority, in its sole discretion, to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable; to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan.

All decisions made by the Administrator pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company and the Participants.

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Section 3. Stock Subject to Plan; Individual Award Limits; Adjustments; Change in Control.

(a) The total number of shares of Stock reserved and available for issuance under the Plan shall be 6,125,000 shares, subject to any increase provided by Section 3(a)(i) below. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares.

(i) To the extent that (x) a Stock Option expires or is otherwise terminated without being exercised, (y) any shares of Stock subject to any award of Restricted Stock, Restricted Stock Units, Performance Shares or Stock Bonus granted hereunder are forfeited, or (z) an award issued under the 2003 Plan or the 2004 Plan, expires, or is cancelled, forfeited or terminated and the shares of Stock subject to such Stock Option, Restricted Stock, Restricted Stock Units, Performance Stock, Stock Bonus or other award are no longer issuable or are returned to the Company, such shares of Stock shall again be available for issuance in connection with future Awards granted under the Plan. If any Award (other than a Stock Appreciation Right) is settled in part or in full in cash, the shares of Stock settled in cash shall again be available for issuance in connection with future Awards granted under the Plan. If shares of Stock are surrendered or withheld as payment of either the exercise price of an Award granted hereunder or an award issued under the 2003 Plan or the 2004 Plan and/or withholding taxes in respect of such an Award or an award issued under the 2003 Plan or 2004 Plan, such shares of Stock shall not be returned to the Plan and shall not be available for future Awards under the Plan.

(ii) Notwithstanding the foregoing, upon the exercise of any Award granted in tandem with any other Award (or similar award granted under the 2003 Plan or 2004 Plan), such related Award shall be cancelled to the extent of the number of shares of Stock as to which the Award is exercised and, notwithstanding the foregoing, such number of shares of Stock shall no longer be available for Awards under the Plan. Upon the exercise of a Stock Appreciation Right (or similar award granted under the 2003 Plan or 2004 Plan), the number of shares of Stock reserved and available for issuance under the Plan shall be reduced by the full number of shares of Stock with respect to which such Award is being exercised.

(b) The aggregate number of shares of Stock as to which Restricted Stock, Restricted Stock Units, Performance Shares and Stock Bonuses may be granted pursuant to the Plan may not, subject to adjustment as provided in this Section 3, exceed 35% of the shares reserved for issuance under the Plan; provided, however, if any Award granted pursuant to Section 7 (or similar award granted under the 2003 Plan or 2004 Plan) is forfeited, cancelled, exchanged, surrendered, or terminated or expires without a distribution of shares of Stock to the Participant, such shares of Stock shall again be available for grant pursuant to Section 7 and shall not count against the limits set forth in this Section 3(b).

(c) In no event will more than 6,125,000 shares of Stock be available for issuance pursuant to the exercise of Incentive Stock Options, subject to adjustment as provided in this Section 3.

(d) To the extent required by Section 162(m) of the Code, the aggregate number of shares of Stock subject to Awards (other than Cash Awards) awarded to any one Participant during any calendar year may not, subject to adjustment as provided in this Section 3, exceed 2,000,000 shares of Stock reserved for the purposes of the Plan, including, for this purpose, shares of Stock subject to Awards that expire, or are cancelled, forfeited or terminated for any reason.

(e) In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split or other change in corporate structure affecting the Stock, an equitable substitution or proportionate adjustment shall be made in (i) the aggregate number of shares of Stock reserved for issuance under the Plan and the maximum number of shares of Stock that may be granted to any Participant in any calendar year, (ii) the kind, number and option price of shares of Stock subject to outstanding Stock Options and Stock Appreciation Rights granted under the Plan, and (iii) the kind, number and purchase price of shares of Stock subject to outstanding awards of Restricted Stock, Restricted Stock Units, Performance Shares and Stock Bonus to maintain the same estimated fair value of the Award before and after such event. The form of such adjustment and estimate of fair value shall be determined by the Administrator, in its sole discretion. No

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such adjustment shall cause any Award hereunder that is or could be subject to Section 409A of the Code to fail to comply with the requirements of such section. Such other substitutions or adjustments shall be made as may be determined by the Administrator, in its sole discretion. An adjusted option price shall also be used to determine the amount payable by the Company upon the exercise of any Stock Appreciation Right related to any Stock Option. In connection with any event described in this paragraph, the Administrator may provide, in its sole discretion, for the cancellation of any outstanding Awards and payment in cash or other property therefor. If the Committee determines to cancel all or any part of an Award, the Company shall pay to the Participant, (i) with respect to Stock Options or Stock Appreciation Rights, an amount equal to the excess of (x) the aggregate of the then Fair Market Value of the shares of Stock subject to the Award or part thereof canceled, over (y) the aggregate option exercise price or aggregate base price of the Stock Appreciation Right or part thereof canceled, and (ii) with respect to all other Awards, the amount payable as a condition of delivery of shares or cancellation of the Award. Such amount shall be delivered to the Participant as soon as practicable after such Award or part thereof is canceled. Any Awards with an aggregate exercise price (or aggregate base in the case of a Stock Appreciation Right) or part thereof canceled that is greater than the aggregate Fair Market Value of the shares of Stock subject to the Award or part thereof canceled, may be cancelled for no consideration.

(f) Unless otherwise provided in an Award agreement, if, within 24 months following a Change in Control, the Participant’s employment or service with the Company or any of its Affiliates thereof or any successor is terminated by the Company other than for Cause, then (i) all outstanding time-based vesting of Awards granted to the Participant that have not theretofore vested shall immediately vest and all restrictions on such time-based vesting of Awards shall immediately lapse, and each such time-based vesting Award granted to the Participant and outstanding at such time shall become fully and immediately exercisable and (ii) all outstanding performance-based vesting Awards granted to the Participant that have not theretofore vested shall immediately vest as if target performance has been achieved and all restrictions on such performance-based vesting Awards shall immediately lapse as if target performance has been achieved, and each such performance-based vesting Award granted to the Participant and outstanding at such time shall become fully and immediately exercisable.

Section 4. Eligibility.

Eligible Recipients shall be eligible for Award grants under the Plan. The Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from among the Eligible Recipients, and the Administrator shall determine, in its sole discretion, the number of shares of Stock covered by each such Award.

Section 5. Stock Options.

Stock Options may be granted alone or in addition to other Awards granted under the Plan. Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve, and the provisions of Stock Option awards need not be the same with respect to each Participant. Participants who are granted Stock Options shall enter into a subscription and/or Award agreement with the Company, in such form as the Administrator shall determine, which agreement shall set forth, among other things, the option price of the Stock Option, the term of the Stock Option and provisions regarding exercisability of the Stock Option granted thereunder.

The Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options.

The Administrator shall have the authority to grant to any officer or employee of the Parent, the Company or any of its Affiliates (including directors who are also officers of the Company) Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options (in each case with or without Stock Appreciation

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Rights). Directors who are not also officers of the Company or of any Parent or Subsidiary, consultants or advisors to the Company or to any Parent or Subsidiary may only be granted Non-Qualified Stock Options (with or without Stock Appreciation Rights). Employees who are employed by an Affiliate of the Company but not by a Subsidiary may only be granted Non-Qualified Stock Options (with or without Stock Appreciation Rights). To the extent that any Stock Option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option. More than one Stock Option may be granted to the same Participant and be outstanding concurrently hereunder.

Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable:

(a) Option Exercise Price. The option exercise price per share of Stock purchasable under a Stock Option shall be determined by the Administrator in its sole discretion at the time of grant but shall not be less than 100% of the Fair Market Value of the Stock on such date. If a Participant owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or of any Parent or Subsidiary and an Incentive Stock Option is granted to such Participant, the option exercise price of such Incentive Stock Option (to the extent required at the time of grant by the Code) shall be no less than 110% of the Fair Market Value of the Stock on the date such Incentive Stock Option is granted.

(b) Stock Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date such Stock Option is granted; provided, however, that if an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or of any Parent or Subsidiary and an Incentive Stock Option is granted to such employee, the term of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no more than five years from the date of grant.

(c) Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator at or after the time of grant. The Administrator may provide at the time of grant, in its sole discretion, that any Stock Option shall be exercisable only in installments, and the Administrator may waive such installment exercise provisions at any time, in whole or in part, based on such factors as the Administrator may determine, in its sole discretion.

(d) Method of Exercise. Subject to paragraph (c) of this Section 5, Stock Options may be exercised in whole or in part at any time during the option period, by giving written notice of exercise to the Company or to the Company’s third-party administrator administering on-line exercises specifying the number of shares of Stock to be purchased, accompanied by payment in full of the purchase price in cash or its equivalent, as determined by the Administrator. As determined by the Administrator, in its sole discretion, payment in whole or in part may also be made (i) by means of any cashless exercise procedure approved by the Administrator (to the extent permitted by applicable law), (ii) in the form of unrestricted Stock already owned by the Participant which has a Fair Market Value on the date of surrender equal to the aggregate option price of the Stock as to which such Stock Option shall be exercised and the minimum statutory withholding taxes with respect thereto, (iii) any other form of consideration approved by the Administrator and permitted by applicable law or (iv) any combination of the foregoing. A Participant shall generally have the rights to dividends and any other rights of a shareholder with respect to the Stock subject to the Stock Option only after the Participant has given written notice of exercise, has paid in full for such shares, and, if requested, has given the representation described in paragraph (b) of Section 13 below.

Notwithstanding anything to the contrary contained herein, a Stock Option may not be exercised for a fraction of a share of Stock.

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(e) Non-Transferability of Stock Options. Except under the laws of descent and distribution or as otherwise permitted by the Administrator, the Participant shall not be permitted to sell, transfer, pledge or assign any Stock Option for value, and all Stock Options shall be exercisable, during the Participant’s lifetime, only by the Participant; provided, however, that the Participant shall be permitted to transfer one or more Non-Qualified Stock Options to a trust controlled by the Participant during the Participant’s lifetime for estate planning purposes.

(f) Termination of Employment or Service. If a Participant’s employment with or service as a director, consultant or advisor to the Parent, the Company or any of its Affiliates terminates by reason of his or her death, Disability or for any other reason, the Stock Option may thereafter be exercised to the extent provided in the agreement evidencing such Stock Option, or as otherwise determined by the Administrator. In the absence of a specified time in the agreement evidencing such Stock Option, the Stock Option shall remain exercisable for a period of ninety (90) days (one hundred eighty (180) days in the event of a Participant’s death or Disability) following the Participant’s termination of employment or service with the Parent, the Company or any of its Affiliates. If, on the date of termination, the Participant is not vested as to his or her entire Stock Option, the shares of Stock covered by the unvested portion of the Stock Option shall be forfeited and shall revert to the Plan. If, after termination, the Participant does not exercise his or her Stock Option within the time specified by the Administrator, the Stock Option shall terminate, and the shares of Stock covered by such Stock Option shall revert to the Plan.

(g) Annual Limit on Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of shares of Stock with respect to which Incentive Stock Options granted to a Participant under this Plan and all other option plans of the Company or of any Parent or Subsidiary become exercisable for the first time by the Participant during any calendar year exceeds $100,000 (as determined in accordance with Section 422(d) of the Code), the portion of such Incentive Stock Options in excess of $100,000 shall be treated as Non-Qualified Stock Options.

Section 6. Stock Appreciation Rights.

Stock Appreciation Rights may be granted either alone (“Free Standing Rights”) or in conjunction with all or part of any Stock Option granted under the Plan (“Related Rights”). Subject to Section 409A of the Code, in the case of a Non-Qualified Stock Option, Related Rights may be granted either at or after the time of the grant of such Stock Option. In the case of an Incentive Stock Option, Related Rights may be granted only at the time of the grant of the Incentive Stock Option. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Stock Appreciation Rights shall be made; the number of shares of Stock to be awarded, the exercise price, and all other conditions of Stock Appreciation Rights. The provisions of Stock Appreciation Rights need not be the same with respect to each Participant.

Stock Appreciation Rights granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable:

(a) Awards. Participants who are granted Stock Appreciation Rights shall enter into a subscription and/or Award agreement with the Company, in such form as the Administrator shall determine, which agreement shall set forth, among other things, the price of the Stock Appreciation Right, the term of the Stock Appreciation Right and provisions regarding exercisability of the Stock Appreciation Right granted thereunder.

(b) Exercisability.

(i) Stock Appreciation Rights that are Free Standing Rights (“Free Standing Stock Appreciation Rights”) shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator at or after grant; provided, however, that no Free Standing Stock Appreciation Right shall be exercisable during the first six months of its term, except that this

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additional limitation shall not apply in the event of a Participant’s death or Disability prior to the expiration of such six-month period.

(ii) Stock Appreciation Rights that are Related Rights (“Related Stock Appreciation Rights”) shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate shall be exercisable in accordance with the provisions of Section 5 above and this Section 6 of the Plan; provided, however, that a Related Stock Appreciation Right granted in connection with an Incentive Stock Option shall be exercisable only if and when the Fair Market Value of the Stock subject to the Incentive Stock Option exceeds the option price of such Stock Option; provided, further, that no Related Stock Appreciation Right shall be exercisable during the first six months of its term, except that this additional limitation shall not apply in the event of a Participant’s death or Disability prior to the expiration of such six-month period.

(c) Payment Upon Exercise. Provided a Participant’s Stock Appreciation Right is not settled in cash, a Participant shall generally have the rights to dividends and any other rights of a shareholder with respect to the Stock subject to the Stock Appreciation Right only after the Participant has given written notice of exercise and, if requested, has given the representation described in paragraph (b) of Section 13 below.

(i) Upon the exercise of a Free Standing Stock Appreciation Right, the Participant shall be entitled to receive up to, but not more than, an amount in cash or that number of shares of Stock (or any combination of cash and shares of Stock) equal in value to the excess of the Fair Market Value of one share of Stock as of the date of exercise over the price per share specified in the Free Standing Stock Appreciation Right (which price shall be no less than 100% of the Fair Market Value of the Stock on the date of grant) multiplied by the number of shares of Stock in respect of which the Free Standing Stock Appreciation Right is being exercised, with the Administrator having the right to determine the form of payment.

(ii) A Related Right may be exercised by a Participant by surrendering the applicable portion of the related Stock Option. Upon such exercise and surrender, the Participant shall be entitled to receive up to, but not more than, an amount in cash or that number of shares of Stock (or any combination of cash and shares of Stock) equal in value to the excess of the Fair Market Value of one share of Stock as of the date of exercise over the option price per share specified in the related Stock Option multiplied by the number of shares of Stock in respect of which the Related Stock Appreciation Right is being exercised, with the Administrator having the right to determine the form of payment. Stock Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the Related Rights have been so exercised.

(d) Non-Transferability.

(i) Free Standing Stock Appreciation Rights shall be transferable only when and to the extent that a Stock Option would be transferable under Section 5 of the Plan.

(ii) Related Stock Appreciation Rights shall be transferable only when and to the extent that the underlying Stock Option would be transferable under Section 5 of the Plan.

(e) Termination of Employment or Service.

(i) In the event of the termination of employment or service of a Participant who has been granted one or more Free Standing Stock Appreciation Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator at or after grant pursuant to an Award agreement.

(ii) In the event of the termination of employment or service of a Participant who has been granted one or more Related Stock Appreciation Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as set forth in the related Stock Options.

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(f) Term.

(i) The term of each Free Standing Stock Appreciation Right shall be fixed by the Administrator, but no Free Standing Stock Appreciation Right shall be exercisable more than ten years after the date such right is granted.

(ii) The term of each Related Stock Appreciation Right shall be the term of the Stock Option to which it relates, but no Related Stock Appreciation Right shall be exercisable more than ten years after the date such right is granted.

Section 7. Restricted Stock, Restricted Stock Units, Performance Shares and Stock Bonus.

Awards of Restricted Stock, Restricted Stock Units, Performance Shares or Stock Bonus may be issued either alone or in addition to other Awards granted under the Plan. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, awards of Restricted Stock, Restricted Stock Units, Performance Shares or Stock Bonus shall be made; the number of shares to be awarded; the price, if any, to be paid by the Participant for the acquisition of Restricted Stock, Restricted Stock Units, Performance Shares or Stock Bonus; the Restricted Period (as defined in paragraph (b) of this Section 7) applicable to awards of Restricted Stock or Restricted Stock Units; the performance objectives applicable to awards of Restricted Stock Units, Performance Shares or Stock Bonus; and all other conditions of the awards of Restricted Stock, Restricted Stock Units, Performance Shares and Stock Bonus. Subject to the requirements of Section 162(m) of the Code, as applicable, the Administrator may also condition the grant of the award of Restricted Stock, Restricted Stock Units, Performance Shares or Stock Bonus upon the exercise of Stock Options, or upon such other criteria as the Administrator may determine, in its sole discretion. The provisions of the awards of Restricted Stock, Restricted Stock Units, Performance Shares or Stock Bonus need not be the same with respect to each Participant.

(a) Awards and Certificates. Participants who are granted awards of Restricted Stock, Restricted Stock Units, Performance Shares or Stock Bonus shall enter into a subscription and/or Award agreement with the Company, in such form as the Administrator shall determine. Except as otherwise provided below in this Section 7(b), (i) each Participant who is granted an award of Restricted Stock, Performance Shares or Stock Bonus may be issued a stock certificate in respect of such shares of Restricted Stock, Performance Shares or Stock Bonus, or such shares of Restricted Stock, Performance Shares or Stock Bonus may be held in electronic form in an account by the Company’s transfer agent or other designated service provider; and (ii) any such certificate shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to any such Award.

The Company may require that any stock certificates evidencing Restricted Stock, Performance Shares or Stock Bonus granted hereunder be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any award of Restricted Stock, Performance Shares or Stock Bonus, the Participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such Award.

With respect to awards of Restricted Stock Units, at the expiration of the Restricted Period(s), the Company may (i) issue stock certificates in respect of such shares of Stock covered by such Restricted Stock Units to be delivered to the Participant, or his legal representative, (ii) credit Participant’s brokerage account in a number equal to the number of shares of Stock covered by such Restricted Stock Units or (iii) settle in cash an amount equal to the aggregate Fair Market Value of the number of shares of Stock covered by such Restricted Stock Units.

(b) Restrictions and Conditions. The awards of Restricted Stock, Restricted Stock Units, Performance Shares and Stock Bonus granted pursuant to this Section 7 shall be subject to the following restrictions and conditions:

(i) Subject to the provisions of the Plan and the Restricted Stock Award Agreement, Restricted Stock Units Award Agreement, Performance Shares Award Agreement or Stock Bonus Award

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Agreement, as appropriate, governing any such award, during such period as may be set by the Administrator commencing on the date of grant (the “Restricted Period”), the Participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock, Restricted Stock Units, Performance Shares or Stock Bonus awarded under the Plan; provided, however, that the Administrator may, in its sole discretion, provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion, including, but not limited to, the attainment of certain performance related goals, the Participant’s termination of employment or service as a director, consultant or advisor to the Parent, the Company or any of its Affiliates, the Participant’s death or Disability or the occurrence of a “change in control” as defined in the applicable Award agreement.

(ii) Except as provided in paragraph (b)(i) of this Section 7, the Participant shall generally have the rights of a shareholder of the Company with respect to Restricted Stock, Performance Shares or Stock Bonus during the Restricted Period. The Participant shall generally not have the rights of a shareholder with respect to Stock subject to awards of Restricted Stock Units during the Restricted Period; provided, however, that, unless otherwise provided in the Award agreement, dividends declared during the Restricted Period with respect to the number of shares of Stock covered by Restricted Stock Units shall be paid to the Participant. Except as the Administrator in its sole discretion shall otherwise determine, after the Restricted Period shall expire without forfeiture in respect of awards of Restricted Stock, Restricted Stock Units, Performance Shares or Stock Bonus, (i) certificates for shares of unrestricted Stock shall be delivered to the Participant promptly or (ii) shares of unrestricted Stock shall be credited to the Participant’s brokerage account.

(iii) The rights of Participants granted awards of Restricted Stock, Restricted Stock Units, Performance Shares or Stock Bonus upon termination of employment or service as a director, consultant or advisor to the Parent, the Company or any of its Affiliates terminates for any reason during the Restricted Period shall be set forth in the Award agreement governing such Awards.

(c) Performance Awards. In the event that the Committee grants Restricted Stock, Restricted Stock Units, Performance Shares or Stock Bonus that is intended to constitute qualified performance-based compensation within the meaning Section 162(m) of the Code, the following rules shall apply (as such rules may be modified by the Committee to conform with Section 162(m) of the Code and the Treasury Regulations thereunder as may be in effect from time to time, and any amendments, revisions or successor provisions thereto): (a) payments under the Restricted Stock, Restricted Stock Units, Performance Shares or Stock Bonus shall be made solely on account of the attainment of one or more objective performance goals established in writing by the Committee not later than 90 days after the commencement of the period of service to which the Restricted Stock, Restricted Stock Units, Performance Shares or Stock Bonus relate (or one-quarter of such period of service, if the period of service is less than 90 days); (b) the performance goal(s) to which the Restricted Stock, Restricted Stock Units, Performance Shares or Stock Bonus relate shall be based on one or more of the following business criteria applied to the Participant and/or a business unit or the Company and/or a Subsidiary: (1) return on total stockholder equity; (2) earnings per share of Stock; (3) net income (before or after taxes); (4) earnings before all or any interest, taxes, depreciation and/or amortization (“EBIT”, “EBITA” or “EBITDA”); (5) inventory goals; (6) return on assets; (7) market share; (8) cost reduction or attainment goals; (9) earnings from continuing operations; (10) levels of expense, cost or liability; (11) revenue or any metric designed to increase revenue; (12) cash flow; (13) working capital; (14) gross profit or gross profit margin; (15) accounts receivable efficiency; (16) licensing and acquisition targets; (17) stock price and (18) such other criteria as the shareholders of the Company may approve; in each case, as determined in accordance with generally accepted accounting principles; and (c) once granted, the Committee may not have discretion to increase the amount payable under such Award, provided, however, that whether or not a Restricted Stock, Restricted Stock Units, Performance Shares or Stock Bonus is intended to constitute qualified performance-based compensation within the meaning of Section 162(m) of the Code, the Committee shall have the authority to make appropriate adjustments in performance goals under an Award to reflect the impact of extraordinary items

11

not reflected in such goals. For purposes of the Plan, extraordinary items shall be defined as (1) any profit or loss attributable to acquisitions or dispositions of stock or assets, (2) any changes in accounting standards that may be required or permitted by the Financial Accounting Standards Board or any other standards-setting body, or adopted by the Company after the goal is established, (3) all items of gain, loss or expense for the year related to restructuring charges for the Company, (4) all items of gain, loss or expense for the year determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business, (5) all items of gain, loss or expense for the year related to discontinued operations that do not qualify as a segment of a business as defined in APB Opinion No. 30, and (6) such other items as may be prescribed by Section 162(m) of the Code and the Treasury Regulations thereunder as may be in effect from time to time, and any amendments, revisions or successor provisions and any changes thereto. The Committee shall, prior to making payment under any Award under this Section 7(c), certify in writing that all applicable performance goals have been attained.

Section 8. Cash Awards

Cash Awards may be granted either alone, in addition to, or in tandem with other Awards granted under the Plan, as deemed by the Committee to be consistent with the purposes of the Plan. After the Committee determines that it will offer a Cash Award, it shall advise the Participant of the terms, conditions and restrictions related to the Cash Award. To the extent necessary to satisfy the short-term deferral exception to Section 409A of the Code, unless the Committee shall determine otherwise, the Awards shall provide that payment shall be made within 2 1/2 months after the later of the end of (i) the Participant’s tax year in which the Participant has a legally binding vested right to such Award; or (ii) the Company’s tax year in which the Participant has a legally binding vested right to such Award. With respect to Cash Awards intended to qualify as performance based compensation under Section 162(m) of the Code, (i) the maximum value of the aggregate payment that any Participant may receive with respect to any such Cash Award during any calendar year is $5,000,000 and (ii) such Cash Award shall be subject to the rules set forth in Section 7(c) above. Payments earned hereunder may be decreased or, with respect to any Participant who is not a “covered employee” as defined in Section 162(m)(3) of the Code, increased in the sole discretion of the Committee based on such factors as it deems appropriate. No payment shall be made to any “covered employee” as defined in Section 162(m)(3) of the Code prior to the certification by the Committee that the performance goals have been attained. The Committee may establish such other rules applicable to the Cash Award to the extent not inconsistent with Section 162(m) of the Code.

Section 9. Awards to Non-Employee Directors

Notwithstanding any provision in this Plan to the contrary, the Board shall have the authority, in its sole and absolute discretion, to select non-employee Directors to receive Awards other than Incentive Stock Options under this Plan. The Board shall set the terms of any such Awards in its sole and absolute discretion, and the Board shall be responsible for administering and construing such Awards in substantially the same manner that the Committee administers and construes Awards to other Eligible Recipients.

Section 10. Foreign Awards

The Administrator shall have the authority to adopt such modifications, rules, procedures and subplans as may be necessary or desirable to facilitate compliance with the provisions of the laws and procedures of foreign countries in which the Company or its Affiliates may operate to assure the viability of the benefits of Awards made to Participants employed in such countries and to meet the intent of the Plan.

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Section 11. Amendment and Termination.

The Board may amend, alter or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made that would impair the rights of a Participant under any Award theretofore granted without such Participant’s consent, or that, without the approval of the shareholders (as described below), would:

(a) except as provided in Section 3 of the Plan, increase the total number of shares of Stock reserved for issuance under the Plan;

(b) change the class of officers, directors, employees, consultants and advisors eligible to participate in the Plan; or

(c) extend the maximum option period under paragraph (b) of Section 5 of the Plan.

Notwithstanding the foregoing, shareholder approval under this Section 11 shall only be required at such time and under such circumstances as shareholder approval would be required under Sections 162(m) or 422 of the Code or Rule 16b-3, stock exchange rules or other applicable law or regulation with respect to any material amendment to an employee benefit plan of the Company.

The Administrator may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Section 3 of Plan, no such amendment shall impair the rights of any Participant without his or her consent; provided, however, that the Administrator may not reduce the exercise price of an outstanding Stock Option or Stock Appreciation Right by amending the terms of such Stock Option or Stock Appreciation Right or by canceling such Stock Option or Stock Appreciation Right in exchange for cash or the grant of a new Award without first obtaining approval from the shareholders of the Company. Notwithstanding the previous sentence, the Administrator reserves the right to amend the terms of any Award as may be necessary or appropriate to avoid adverse tax consequences under Section 409A of the Code.

Section 12. Unfunded Status of Plan.

The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

Section 13. General Provisions.

(a) Shares of Stock shall not be issued pursuant to the exercise of any Award granted hereunder unless the exercise of such Award and the issuance and delivery of such shares of Stock pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act and the requirements of any stock exchange upon which the Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b) The Administrator may require each person acquiring shares of Stock hereunder to represent to and agree with the Company in writing that such person is acquiring the shares of Stock without a view to distribution thereof. The certificates for such shares of Stock may include any legend which the Administrator deems appropriate to reflect any restrictions on transfer.

All certificates for shares of Stock delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable Federal or state securities law, and the Administrator may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

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(c) Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval, if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan shall not confer upon any Eligible Recipient any right to continued employment or service with the Parent, the Company or any of its Affiliates, as the case may be, nor shall it interfere in any way with the right of the Parent, the Company or any of its Affiliates to terminate the employment or service of any of its Eligible Recipients at any time.

(d) Each Participant shall, no later than the date as of which the value of an Award first becomes includible in the gross income of the Participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such Award. The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

(e) No member of the Board or the Administrator, nor any officer or employee of the Company acting on behalf of the Board or the Administrator, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Administrator and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

(f) The Plan is designed and intended to the extent applicable, to comply with Section 162(m) of the Code, and to provide for grants and other transactions which are exempt under Rule 16b-3, and all provisions hereof shall be construed in a manner to so comply. Awards under the Plan are intended to comply with Code Section 409A and all Awards shall be interpreted in accordance with Code Section 409A and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the effective date of the Plan. Notwithstanding any provision of the Plan or any Agreement to the contrary, in the event that the Committee determines that any Award may or does not comply with Code Section 409A, to the extent permitted by Code Section 409A, the Company may adopt such amendments to the Plan and the affected Award (without Participant consent) or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (i) exempt the Plan and any Award from the application of Code Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to Award, or (ii) comply with the requirements of Code Section 409A.

Section 14. Shareholder Approval; Effective Date of Plan.

The grant of any Award hereunder shall be contingent upon shareholder approval of the Plan being obtained within 12 months before or after the date the Board adopts the Plan.

Section 15. Term of Plan.

No Awards shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date.

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KINETIC CONCEPTS, INC. C/O AMERICAN STOCK TRANSFER & TRUST COMPANY 6201 15th AVENUE, 3rd FLOOR BROOKLYN, NY 11219

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KINETIC CONCEPTS, INC.		For All	Withhold All	For All Except		To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”						number(s) of the nominee(s) on the line below.
THE ELECTION OF DIRECTORS, “FOR” THE APPROVAL OF
THE 2008 OMNIBUS STOCK INCENTIVE PLAN AND “FOR” THE RATIFICATION OF THE APPOINTMENT OF AUDlTORS.		☐	☐	☐
Vote on Directors
1.	To elect three directors to serve as Class A Directors until the 2011 Annual Meeting of Shareholders, or until their respective successors are duly elected and qualified.

Nominees: 01) James R. Leininger, M.D. 02) Woodrin Grossman 03) David J. Simpson

Vote on Proposals						For	Against	Abstain

2.	To approve the 2008 Omnibus Stock Incentive Plan.					☐	☐	☐

3.	To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 2008.					☐	☐	☐

4.	In accordance with the discretion of the proxy holders, to act upon all matters incident to the conduct of the meeting and upon other matters as may properly come before the meeting.

This Proxy when properly executed, will be voted as specified above. If no specification is made, this Proxy will be voted “FOR” the election of directors listed above, “FOR” the approval of the 2008 Omnibus Stock Incentive Plan and “FOR” the ratification of the appointment of auditors.

WHETHER OR NOT YOU ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE ANNUAL MEETING.

For address changes and/or comments, please check this box and write them on the back where indicated.				☐

Please indicate if you plan to attend this meeting.		☐	☐

		Yes	No
(NOTE: Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name, by authorized officer. If a partnership, please sign in partnership name by authorized person.)

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

ANNUAL MEETING OF SHAREHOLDERS OF

KINETIC CONCEPTS, INC.

May 20, 2008

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting: The Annual Report and Notice and Proxy Statement are available at www.proxyvote.com.

Please detach along perforated line and mail in the envelope provided

KINETIC CONCEPTS, INC. PROXY Annual Meeting of Shareholders, May 20, 2008 This Proxy is Solicited on Behalf of the Board of Directors of Kinetic Concepts, Inc.

The undersigned shareholder of Kinetic Concepts, Inc, a Texas corporation (the “Company”), hereby appoints Catherine M. Burzik and Stephen D. Seidel, and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of common stock of the Company which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Shareholders of the Company to be held at the Westin Riverwalk Hotel, Hidalgo Room, 420 W. Market Street, San Antonio, Texas 78205 on Tuesday, May 20, 2008 at 8:30 a.m., Central Time, (the “Annual Meeting”), and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth on the reverse side. The undersigned hereby revokes all previous proxies and acknowledges receipt of the Notice of the Annual Meeting of Shareholders to be held on May 20, 2008 and the Proxy Statement.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
(Continued and to be signed on the reverse side)